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                                                                    EXHIBIT 99.1

                                                     United Contract No. 135135

                           UNITED EXPRESS(R) AGREEMENT

                                     BETWEEN

                             UNITED AIR LINES, INC.

                                       AND

                             SKYWEST AIRLINES, INC.





Disclosure Regarding Confidential Information:

Portions of pages 42 and 45 of, and Appendices D, E, F, G, H and I attached to, this Exhibit 99.1 to a Current Report on Form 8-K (consisting of portions of 10 multiple pages) have been omitted from this exhibit filed with the Securities and Exchange Commission (the "Commission") by SkyWest, Inc. The omitted portions, which are the subject of an application for confidential treatment and have been filed separately with the Commission, are identified in this exhibit by the placement of the following symbol: +.
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                                TABLE OF CONTENTS
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ARTICLE                    TITLE                                                                       PAGE
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
     I.                    DEFINITIONS                                                                    2

     II.                   SCOPE AND TERM                                                                 5

     III.                  SUPPORT SERVICES AND FACILITIES                                                5

                           A.       General                                                               5
                           B.       Special Support Services                                              5
                                    1.      Use of the United Designator Code                             6
                                    2.      Use of Apollo Services                                        6
                                    3.      Participation in United's Mileage Plus Program                6
                                    4.      Use of United Ticket Stock, Baggage Tags,
                                               Ticket Wallets and City Timetables                         6
                                    5.      Credit Card Sales and Rejects and Bad Checks                  7
                                    6.      Denied Boarding                                               7
                                    7.      Ticket and Baggage Handling Fees                              7
                                    8.      Customer Service Training                                     8
                                    9.      Cooperative Advertising                                       8
                           C.       Communications                                                        8
                           D.       Reservations                                                          8
                                    1.      Reservations Functions                                        8
                                    2.      Apollo Services Activities                                    9
                                    3.      CRS Fees                                                      10
                           E.       Operations                                                            10
                                    1.      Scheduled Service Update                                      10
                                    2.      No Flight Dispatch Duty                                       10
                                    3.      Compliance with Statutes                                      11
                                    4.      Weather Information Service                                   11
                           F.       Station Support Services                                              11
                           G.       Tariffs and Schedule Publication                                      12
                                    1.      General                                                       12
                                    2.      Passenger Fare Tariffs                                        13
                                    3.      Air Freight and Mail Rates                                    13
                                    4.      Timetables                                                    14
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ARTICLE                    TITLE                                                                          PAGE
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
     III.                  SUPPORT SERVICES AND FACILITIES (CONT'D)

                           H.       Sales Settlement                                                      14
                                    1.      Payments to United                                            14
                                    2.      Set Off Amounts                                               15
                                    3.      Modified Procedures                                           16
                                    4.      Audits                                                        16
                           I.       Advertising and Promotions                                            16
                                    1.      Advertising Support                                           16
                                    2.      Right to Advertise Using Marks                                17
                                    3.      Prior Approval of United                                      17
                           J.       Automation                                                            17
                                    1.      Use and Protection                                            17
                                    2.      Installation and Training                                     18
                                    3.      Standards of Use                                              19
                                    4.      Maintenance, Repair and Modification                          20
                                    5.      Downtime                                                      21
                                    6.      No Warranty; Release                                          21
                                    7.      Ownership and Liens                                           21
                           L.       Other Supplies                                                        22
                           M.       Contractor Assistance                                                 22

     IV.
                   AIR SERVICES TO BE PROVIDED BY CONTRACTOR                                              22

                           A.       Schedules and Charters to be operated by Contractor                   22
                                    1.      City Pairs and Frequencies                                    22
                                    2.      Code Share Limitation, Delta Option and Gates                 23
                                    3.      United Schedule Consent Required                              23
                                    4.      Adverse Impact Concurrence Required                           24
                                    5.      Charter                                                       25
                                    6.      Changes Input to Reservations Systems                         25
                           B.       Aircraft to Be Used                                                   25
                                    1.      Aircraft Types                                                25
                                    2.      Technical Specifications                                      25
                                    3.      Substitute Aircraft                                           26
                                    4.      Frequency Change                                              26
                                    5.      Mark Change                                                   27
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ARTICLE  TITLE                                                                                           PAGE
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
     IV.                   AIR SERVICES TO BE PROVIDED BY CONTRACTOR (CONT'D)

                           C.       Inventory                                                             27
                           D.       Operation of Additional City Pairs                                    28
                           E.       Flight Crews to Be Used                                               28
                           F.       LAX Gates                                                             28

     V.                    OPERATING RESTRICTIONS                                                         29

                           A.       United Express Operations Only                                        29
                           B.       No Operation Outside Agreement                                        29
                           C.       Serverability and Remedy                                              29

     VI.                   LICENSE                                                                        30

                           A.       Grant of License                                                      30
                           B.       Terms and Conditions Governing License                                31
                                    1.      United's Marks                                                31
                                    2.      Standards of Service                                          31
                                    3.      Aircraft Ground Handling Procedures                           32
                                    4.      Liability for Operations                                      33
                                    5.      Non-Exclusivity                                               33
                                    6.      Reversion of Marks                                            33
                           C.       Infringement                                                          33

     VII.                  ADDITIONAL UNDERTAKINGS                                                        34

                           A.       Bulk Purchases                                                        34
                           B.       Uniforms                                                              34
                           C.       Passes and Reduced Rate Travel                                        34
                           D.       Signage                                                               34
                           E.       Environmental                                                         35

     VIII.                 CONTRACTOR FEES AND PROGRAM FEES                                               35
                           A.       Contract Fees                                                         35
                           B.       Program Fees                                                          36
                           C.       Payment                                                               36
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ARTICLE                    TITLE                                                                          PAGE
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
     VIII.                 CONTRACTOR FEES AND PROGRAM FEES (CONT'D)

                           D.       Additional Personnel                                                  37
                           E.       Airport Charges                                                       37
                           F.       Prorates                                                              37

     IX.                   MAINTENANCE AND FUELING                                                        38

     X.                    U.S. MAIL                                                                      38

     XI.                   INSURANCE                                                                      38

                           A.       Insurance Types                                                       38
                           B.       30-Day Notice                                                         40
                           C.       Alterations                                                           40
                           D.       Failure to Maintain Insurance                                         40

     XII.                  LIABILITY AND INDEMNIFICATION                                                  40

                           A.       Employer's Liability and Workers' Compensation                        40
                           B.       Indemnification by Contractor                                         41
                           C.       Indemnification by United                                             42
                           D.       Contractor's Supplies Liability                                       42
                           E.       Indemnity for Information                                             43
                           F.       United Definitions                                                    44

     XIII.                 REPORTS                                                                        44

                           A.       Close-Out Entries                                                     44
                           B.       Boarding Information                                                  45
                           C.       Operating Performance                                                 45
                           D.       Financial Statements                                                  45
                           E.       Inspection                                                            45
                           F.       Daily Passengers                                                      45
                           G.       Government Filings                                                    46
                           H.       Copy of Government Reports                                            46
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   ARTICLE                 TITLE                                                                          PAGE
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
     XIV.                  INDEPENDENT CONTRACTORS AND WAIVER OF CONTROL                                  46

                           A.       Independent Contractors                                               46
                           B.       Employees                                                             47
                           C.       Unauthorized Obligations                                              47
                           D.       Contractor Flights                                                    48

     XV.                   DEFAULT AND TERMINATION                                                        48

                           A.       Bankruptcy                                                            48
                           B.       Covenant Default                                                      49
                           C.       Default by Contractor                                                 50
                           D.       Similar Agreements                                                    51
                           E.       Non-Compliance with Standards                                         51
                           F.       Consequence of Termination                                            51
                           G.       United's Liquidated Damages                                           52
                           H.       Operating Performance Standards                                       55

     XVI.                  ASSIGNMENT, MERGER AND ACQUISITION                                             55

     XVII.                 CHANGE OF LAW                                                                  58

     XVIII.                TAXES, PERMITS AND LICENSES.                                                   59

     XIX.                  REVIEW                                                                         60

     XX.                   JURISDICTION                                                                   61

     XXI.                  NOTICES                                                                        61

     XXII.                 APPROVALS AND WAIVERS                                                          62

     XXIII.                GOVERNING LAW                                                                  63

     XXIV.                 CUMULATIVE REMEDIES                                                            63


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    ARTICLE                TITLE                                                                          PAGE
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
     XXV.                  FORCE MAJEURE                                                                  63

     XXVI.                 SEVERABILITY AND CONSTRUCTION                                                  64

     XXVII.                ACKNOWLEDGMENT                                                                 64

     XXVIII.               CONFIDENTIALITY                                                                64

     XXIX.                 RELATED AGREEMENTS                                                             65

     XXX.                  ENTIRE AGREEMENT                                                               66

     XXXI.                 REFERENCES TO TIME PERIODS                                                     66
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                                   APPENDICES

Appendix A    United's Marks

Appendix B    Airport Services

Appendix C    Contractor Support Services

Appendix D    Contract City Pairs

Appendix E    Point to Point City Pairs

Appendix F    Contract Fees

Appendix G    Contract City Pairs Incentive Program

Appendix H    Program Fees

Appendix I    Liability Insurance

Appendix J    Participation in United's Travel Certificate Program

Appendix K    Safety Standards for United Airlines and United Express Carriers



                                     ADDENDA
                                     -------



SFO Addendum
SFO Appendix B    Airport Services
SFO Appendix D    Contract City Pairs
SFO Appendix F    Contract Fees







                                  viii


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                           UNITED EXPRESS(R) AGREEMENT



         This Agreement, dated as of October 1, 1997, is between UNITED AIR LINES, INC., a Delaware corporation, with its worldwide headquarters located at 1200 E. Algonquin Road ("United"), and SKYWEST AIRLINES, INC., a Utah corporation, having its principal mailing address at 444 S. River Rd., St. George, Utah 84790 ("CONTRACTOR").


                                   WITNESSETH:


         WHEREAS, United holds a certificate of public convenience and necessity issued pursuant to the Federal Aviation Act of 1958 authorizing United to engage in air transportation of persons, property and mail, and is a major airline providing scheduled air service in both national and international markets;

         WHEREAS, Contractor is an air carrier engaged in air transportation of persons and property pursuant to the Economic Regulations of the Department of Transportation ("DOT") and provides high frequency, short-haul scheduled service in particular regions;

         WHEREAS, United owns various trademarks, service marks, trade names, logos, emblems, uniform designs and distinctive exterior and interior color decor and patterns for its aircraft, including, but not limited to, the service mark United Express (hereinafter referred to individually and collectively as "UNITED'S MARKS" or "MARKS");

         WHEREAS, United has entered into agreements with several regional carriers to provide air transportation services under the United Express mark for city pairs where it is generally uneconomic for United to operate such services;

         WHEREAS, in connection with entering into this Agreement, the parties acknowledge it is their desire to expand their business relationship;

         WHEREAS, United will provide Contractor, pursuant to the terms of this Agreement, a non-exclusive license to use one or more of United's Marks in connection with Contractor's United Express Services.

         NOW, THEREFORE, in consideration of the foregoing premises, mutual covenants and obligations hereinafter contained and subject to securing any and all necessary corporate and Federal, State and local regulatory approvals, and where necessary, airport consents or approvals, the parties agree as follows:

I.       DEFINITIONS

         A. "APOLLO SERVICES" means the computerized Apollo Reservations and Ticketing Service (or any similar or substitute service offered by or on behalf of United), which performs flight, hotel, rental car and other travel related services, reservations and ticket issuance functions.

         B. "CONTRACT FEE" shall have the meaning set forth in ARTICLE
VIII.

         C. "CONTRACTOR LOCATION" means any airport terminal facility where Contractor provides Contractor's United Express Services pursuant to this Agreement and only Contractor has employees stationed (including any terminal facility where Contractor provides Contractor's United Express Services pursuant to this Agreement that is different from the terminal facility from which United operates in the same airport).

         D. "CONTRACTOR'S UNITED EXPRESS SERVICES" means the services or operations provided and maintained by Contractor or its affiliates in connection with providing scheduled air transportation service as a United Express Carrier and related ground and other services to United and its affiliates pursuant to the terms of this Agreement (including, without limitation, the services required under ARTICLE IV).

         E. "CUSTOMER SERVICE POLICIES AND PROCEDURES" means the procedures prescribed by United from time to time (including but not limited to United's "Series 65" regulations and customer service resources contained in the Apollo Services system) which describe United's approved procedures for various activities relating to the provision of air transportation services.

         F. "DEFAULT" means, individually or collectively, a SECTION A DEFAULT, a SECTION B DEFAULT, a SECTION C DEFAULT, a SECTION D DEFAULT, and a SECTION E DEFAULT, each as defined in ARTICLE XV.

         G. "DESIGNATED PERSONNEL" means all Contractor employees in job classifications requiring direct public contact who provide Contractor's United Express Services.

         H. "EFFECTIVE DATE" shall have the meaning set forth in ARTICLE II.

         I. "ENVIRONMENTAL COST" means any cost incurred by, arising out of or in connection with complying with ARTICLE VII.E of this Agreement or remedying or preventing pollution or threat to the environment related to Contractor's United Express Services, including, without limitation, all on-site and off-site activities or release into the environment (air, soil or water) involving any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products.

         J. "ENVIRONMENTAL LAWS" means all federal, state, local and foreign laws and regulations relating to pollution or the environment, including, without limitation, laws and regulations relating to storage, release, disposal, transport or handling of chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products.

         K. "GROUND HANDLING DUTIES" means the provision of one or more of the following: (1) lavatory service, (2) overnight cabin cleaning, (3) loading and unloading of baggage, mail and freight, (4) receipt and dispatch, and (5) baggage delivery.

         L. "JOINT LOCATION" means any airport terminal where Contractor provides Contractor's United Express Services pursuant to this Agreement and both United and Contractor have employees stationed at such terminal facility.

         M. "MARKS" or "UNITED MARKS" shall have the meaning set forth in the recitals of this Agreement.

         N. "PROGRAM FEE" shall have the meaning set forth in ARTICLE VIII.

         O. "RELATED AGREEMENTS" shall have the meaning set forth in ARTICLE
XXIX.

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         P. "REVENUE PASSENGER" means each passenger traveling on Contractor in connection with Contractor's United Express Services who holds a ticket (electronic or otherwise), flight coupon, voucher or other form of document that
(i) entitles that passenger to board an aircraft and (ii) is issued pursuant to or in connection with a published or unpublished fare. Passengers traveling on a purchased ticket (including airline industry reduced rate tickets), wholesaler voucher, or voucher issued as denied boarding compensation, shall be considered to be Revenue Passengers. In addition, passengers traveling on a free ticket as (or as part of) a Mileage Plus(R) award or a free ticket issued in conjunction with a two-for-one fare or other similar fare established by United, shall be considered to be Revenue Passengers. A passenger traveling on any other type of free, or service charge-based, ticket, including, but not limited to, a site inspection ticket, or wholesaler compensation ticket, any travel agent or wholesaler traveling on a positive space or space available ticket, and each employee of United, Contractor or any other carrier traveling on either a positive space or space available ticket, shall not be considered a Revenue Passenger for purposes of the calculations relating to the Contract Fees and the Program Fees.

         Q. "SUPPORT SERVICES" means those activities set forth in ARTICLE III which are related to the operation of airline services except during flight.

         R. "TERMINATION DATE" shall have the meaning set forth in ARTICLE II.

         S. "UNITED EXPRESS CARRIER" means an air carrier which has been contractually given a non-exclusive license to use the mark United Express and one or more of United's other Marks in connection with providing air transportation service to United pursuant to an agreement between United and such air carrier.

         T. "UNITED LOCATION" means any airport terminal facility where Contractor and United both have operations and only United has employees stationed in such terminal facility.

         U. "UNITED'S ACTUAL COST" means any and all cost or costs to United, not including any markup by United or any additional administrative service charge imposed by United.

II.      SCOPE & TERM

         A. The scope of this Agreement pertains to Contractor's operations between the city pairs set forth on the Appendices hereto, and as they may be amended in accordance herewith from time to time.

         B. This Agreement becomes effective at 12:01 a.m., Chicago, Illinois time, on October 1, 1997 (the "EFFECTIVE DATE") and shall terminate on September 30, 2002 (the "TERMINATION DATE"), unless it is terminated at an earlier date pursuant to one or more of the provisions of this Agreement.

         C. This Agreement may be terminated by United for convenience upon 180 days' prior written notice to Contractor, which notice shall not be given earlier than September 30, 1999.

III.     SUPPORT SERVICES AND FACILITIES

         A.       GENERAL

                  1. SUPPORT SERVICES. United and Contractor will provide Support Services and facilities to the extent and in the manner set forth in the subsequent provisions of this ARTICLE III. All such Support Services and facilities set forth in this ARTICLE III will be furnished only with respect to Contractor's United Express Services.

                  2. APPROVAL OF SUPPORT SERVICES. United reserves the right to approve or disapprove the implementation of any Support Services or facilities offered to Contractor for Contractor's United Express Services by any third party at any location. Such approval shall not be unreasonably withheld.

         B.       SPECIAL SUPPORT SERVICES

         In addition to other services to be made available to or provided by Contractor pursuant to this Agreement, and as summarized in and in accordance with APPENDIX B and C (airport and support services), Contractor agrees to use the following services and facilities for Contractor's United Express Services to the extent provided by United or its designees:

                  1. USE OF THE UNITED DESIGNATOR CODE. All scheduled air transportation provided by Contractor as a part of Contractor's United Express Services will be displayed in Apollo Services, the Official Airline Guide ("OAG") and all other computerized reservations systems, using the appropriate United designator code, "UA" or "UA*," and a flight number within a range of flight numbers assigned by United.

                  2. USE OF APOLLO SERVICES. In selling and providing air transportation services, Contractor will only use Apollo Services, including United's automated check-in, United's ticketing (including United's electronic ticketing service, E-Ticket(sm)) and boarding passes, advance seat reservation system, and United's automated baggage tag printing and baggage tracing systems.

                  3. PARTICIPATION IN UNITED'S MILEAGE PLUS PROGRAM. At United's discretion, all passengers traveling on a flight segment included in Contractor's United Express Services, whether or not in conjunction with a United flight segment, will be awarded mileage credits for United's Mileage Plus Program. Contractor shall not participate in the frequent traveler program of any other carrier, unless otherwise mutually agreed between United and Contractor in any Mileage Plus Participation Related Agreement referenced in
ARTICLE XXIX or under another writing between the parties.

                  4. USE OF UNITED TICKET STOCK, BAGGAGE TAGS, TICKET WALLETS AND CITY TIMETABLES. In selling air transportation of passengers and property, both on-line and off-line, Contractor will use only United passenger ticket stock, ticket wallets and baggage tags in connection with Contractor's United Express Services. United will provide to Contractor all United passenger ticket stock, city timetables, United airway bills, United cargo bills and other shipping documentation for all Contractor's United Express Services, but ticket wallets and baggage tags for Joint Locations and United Locations only; and provided that such quantities do not exceed reasonable levels. Contractor shall reimburse United, at United's Actual Cost, for all documentation requested by Contractor in excess of reasonable levels. Ticket wallets, baggage tags, and other passenger processing documents approved by United will be acquired by

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Contractor for all Contractor Locations through a supplier designated by United.
Contractor shall be required to convert to the use of different ticket wallets, baggage tags and other passenger processing documents upon 45 days' prior written notice to Contractor by United.

                  5. CREDIT CARD SALES AND REJECTS, AND BAD CHECKS. Contractor will use only credit-industry or airline-industry standard credit card vouchers and receipts in connection with credit card sales for tickets, cargo, excess baggage or other services on Contractor's United Express Services. United will absorb all credit card discount fees, credit card reject fees and bad check expenses for tickets and vouchers written by United for passage or freight in connection with Contractor's United Express Services; provided that Contractor complies with United's check and credit card acceptance procedures outlined in United's Customer Service Policies and Procedures, otherwise Contractor will reimburse United for the expenses of such discount fees, credit card rejects and bad checks. Contractor will absorb all credit card discount fees, credit card reject fees and bad check expenses for tickets and vouchers written by Contractor for passage or freight in connection with Contractor's United Express Services.

                  6. DENIED BOARDING. United will absorb all denied boarding expenses incurred in the city pair markets under this Agreement; provided, however, that United reserves the right to bill Contractor, and Contractor shall reimburse United, for denied boarding expenses resulting from weight restrictions or other operational circumstances.

                  7. TICKET AND BAGGAGE HANDLING FEES. All ticket handling, baggage handling and other service charges and fees assessed by carriers other than United relating to Contractor's services (including, but not limited to, Contractor's United Express Services) will be absorbed by Contractor.

                  8. CUSTOMER SERVICE TRAINING. On a schedule, at a place, to an extent, for a number of persons, and in a manner, determined by United, it will provide to Contractor instructor training United deems sufficient to permit Contractor's instructors to be able to provide and train others to provide customer services for Contractor's United Express Services.


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                  9. COOPERATIVE ADVERTISING. United will work with Contractor, within a budget and during periods acceptable to United, to develop and implement advertising efforts which support Contractor's United Express Services.

         C.       COMMUNICATIONS

                  1. TELEPHONE AND DATA LINES. United will provide and maintain or arrange for the provision of reservations telephone lines connecting the city served by Contractor in connection with Contractor's United Express Services with United's Reservations Centers. United will establish, operate and maintain or arrange for the provision of the data circuits from Contractor's airport ticket offices and other selected locations linking the United-approved data processing equipment at those locations with Apollo Services. United will determine, at its sole discretion, the necessity and feasibility of installing all such communications equipment.

                  2. PROTECTION OF CIRCUITS. Contractor will take all necessary precautions to protect the data circuits provided for Contractor's use pursuant to this Agreement by United or its designee.

         D.       RESERVATIONS

                  1. RESERVATIONS FUNCTIONS. United agrees to provide the following reservations functions for Contractor's United Express Services:

                  a. Answering reservations telephones, providing information, schedules, fares, making bookings and providing other services normally associated with airline reservations services in accordance with United's established procedures.

                  b. Providing personnel so that telephone calls are answered at a service level determined by United.

                  c. Answering all calls terminating on specified telephone lines as United or United Express, at United's option.

                  d. To the extent practicable, reaccommodate and notify passengers of confirmation on United, Contractor and other airlines and clearance from wait-list.

                  e. Review and process inbound prepaid ticket advices.


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                  f. Provide reservations services to the hearing impaired via a special telephone number during normal business hours.

         2. APOLLO SERVICES ACTIVITIES. Contractor agrees to use Apollo Services for the following activities for Contractor's United Express Services to the extent provided by United:

                  a. Establishment, maintenance, display and change of passenger name records (PNRs).

                  b. Confirmation of passenger against seat inventory on Contractor's United Express Services and United's scheduled flights and on other airlines where flight availability is maintained in Apollo Services.

                  c. Maintenance of seat availability for Contractor's United Express Services scheduled flights.

                  d. Transmission of availability status messages (AVS) for Contractor's United agreement in accordance with Standard Industry Passenger Procedures (SIPP).

                  e. Process inbound reservations messages received from ARINC addressed to Contractor.

                  f. Routing of all inbound messages received from ARINC, other than stated in ARTICLE III.D.2(E) above, to a computer message queue.

         3. CRS FEES. Contractor will pay all computerized reservation system fees for reservations made on Contractor's United Express Service flights pursuant to a separate agreement between Contractor and the company operating and providing Apollo Services to its subscribers. Further, Contractor will pay United for all fees charged to United at United's Actual Cost, or charged to Contractor at Contractor's Actual Cost, for bookings on Contractor that are received from other airlines whose computerized reservations systems are used by their subscribers.

         E.       OPERATIONS

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

         1. SCHEDULED SERVICE UPDATE. Contractor will provide accurate updates of its flights' planned and actual departure and arrival times (including updates of irregularities) in Apollo Services as soon as the planned flight schedule is changed and the flight departs and arrives or suffers an irregularity. In the event of flight delays, cancellations or other schedule irregularities affecting Contractor's United Express Service flights, and as soon as information concerning such irregularities is available, Contractor shall update Apollo Services to reflect such information and, when requested by United, notify the designated United organization. For purposes of this Agreement, such scheduled and actual departure and arrival and irregularity information shall be known as "FLIFO." If Contractor fails ten (10) times in any consecutive thirty (30) day period to update FLIFO in a timely and accurate manner as soon as it becomes evident to Contractor that a schedule deviation shall take place, then upon notification by United to Contractor, Contractor shall pay United damages of Five Hundred Dollars ($500.00) for each occurrence over and above the first ten (10) occurrences. Such damages may be collected by set offs against other amounts owed by United to Contractor hereunder.

         2. NO FLIGHT DISPATCH DUTY. Except as otherwise provided on APPENDIX B, Contractor will be solely responsible for, and United will have no obligations or duties with respect to, the dispatch of Contractor's flights. For the purposes of this ARTICLE III.E.2, the term flight dispatch will include, but will not be limited to, all planning of aircraft itineraries and routings, fueling and flight release.

         3. COMPLIANCE WITH STATUTES. Contractor hereby represents, warrants and covenants that all air transportation services performed by it pursuant to this Agreement or otherwise will be conducted in full compliance with all applicable statutes, orders, rules and regulations, whether now in effect or hereafter promulgated, of all governmental agencies having jurisdiction over Contractor's operations, including, but not limited to, the Federal Aviation Administration ("FAA") and the DOT. Contractor's compliance with such governmental statutes, orders, rules and regulations will be the sole and exclusive obligation of Contractor and United will have no obligation, responsibility, or liability, whether direct or indirect, with respect


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to such matters. Additionally, Contractor will comply during the term of this
Agreement with the United/United Express Safety Standards, as described on APPENDIX K.

                  4. WEATHER INFORMATION SERVICE. From time to time and upon the request of Contractor or its flight crews, United may furnish Contractor's flight crews with such U.S. Weather Bureau information or data as may be available to United; provided, (i) that in furnishing any such weather information or data to Contractor, neither United nor its employees or agents will be responsible or liable for the accuracy thereof and, (ii) that any and all such costs associated with such weather information or data will be paid by Contractor.

         F.       STATION SUPPORT SERVICES

                  1. United will provide or cause to be provided, at its expense, to Contractor certain support services as set forth on APPENDIX B, at the Joint Locations set forth in APPENDIX B; provided that United shall have the right to add, delete or otherwise modify the services described on APPENDIX B, if United provides Contractor with thirty (30) days' prior written notice of such modification. Contractor will provide or cause to be provided at least those services and facilities set forth in APPENDIX C. All such station support services will be provided as of the Effective Date of this Agreement unless otherwise stated.

                  2. When Contractor is ready to make use of such access, United will provide to Contractor, for its United Express Carrier operations at Los Angeles International Airport ("LAX"), non-exclusive access to and use of the remote passenger processing facility and related ramp space that United has at LAX for United Express Carrier operations. Use and space will be allocated in a manner that seeks to meet the reasonable needs of all involved United Express Carriers. In this connection, United will provide passengers transportation between this remote facility and the main terminal in which United is located.

         G.       TARIFFS AND SCHEDULE PUBLICATION

                  1.       GENERAL.

                           a. For those markets set forth on APPENDIX D, United
shall have the sole right and power to establish and modify, from time to time, the fare/rate classes and fare/rate levels (including through fares) for all Contractor's United Express Services in these markets in a manner consistent with pricing (including joint fares) established by United. United shall comply with applicable governmental regulations pertaining to public disclosure of fares, rates and rules tariffs.

                           b. For those markets set forth on APPENDIX E,
Contractor shall have the right and power to establish and modify, from time to time, the fare/rate classes and fare/rate levels for all Contractor's United Express Services in these markets in a manner consistent with pricing (including joint fares) established by Contractor, subject to United's concurrence that such change does not adversely affect Contractor's services in such markets or the United Express service or brand. Contractor shall comply with applicable governmental regulations pertaining to public disclosure of fares, rates and rules tariffs.

                  2.       PASSENGER FARE TARIFFS.

                           a. Upon execution of this Agreement, all passenger
fare tariffs published for Contractors' United Express Services shall be included as part of United's tariffs. Prior to the Effective Date, Contractor shall notify the Airline Tariff Publishing Company or any successor company performing the same or equivalent services ("ATPCO") that United is authorized to supply, modify or withdraw such fare information data related to Contractor's United Express Services.

                           b. Contractor shall notify ATPCO that United is
authorized to supply, modify or withdraw such rates with ATPCO. United may file changes to such fares from time to time with ATPCO as UA fares.

                  3.       AIR FREIGHT AND MAIL RATES.

                           a. For those markets set forth on APPENDIX D, United
shall have the sole right and power to establish and modify from time to time all air freight and cargo rates and mail rates covering mail, general commodity, small package and priority air freight shipments and all other air transportation services (other than mail delivery) for Contractor's United Express Services in these markets. All such air freight rates for Contractor's United Express Services shall be included as part of United's air freight and cargo rates tariffs. Contractor shall notify ATPCO that United is authorized to supply, modify or withdraw such rates with ATPCO.

                           b. For those markets set forth on APPENDIX E,
Contractor shall, on or before the Effective Date, furnish to United all of Contractor's air freight and cargo rates covering mail, general commodity, small package and priority air freight shipments and all other air transportation services for Contractor's United Express Services in these markets. As of the Effective Date, all such air freight rates for Contractor's United Express Services shall be included as part of United's air freight and cargo rates tariffs. Contractor shall notify United promptly of all its air freight rates and any changes thereto, and hereby authorizes United to include such rates in its tariffs and to file such rated with ATPCO on Contractor's behalf. Contractor shall notify ATPCO that United is authorized to supply, modify or withdraw such rates with ATPCO. Upon thirty (30) days' prior written notice, United may require Contractor to pay United for United's Actual Costs of such tariff filings. Contractor shall only be responsible for paying for those tariff filings made after the expiration of said thirty (30) day notice period.

                  4. TIMETABLES. United will reflect Contractor's United Express Services in computerized reservations systems, United's internal reservations system, and joint city timetables as UA flights and connections to United will be listed as UA connections. United will provide information such that references in computerized reservations systems, United's internal reservations system, and joint city timetables to Contractor's United Express Services will also contain notations indicating that such services are performed by Contractor as an independent contractor under the appropriate United Marks. A similar notation will be made in the OAG or any successor publication commonly used by the airline industry for the dissemination of schedule information.

         H.       SALES SETTLEMENT

                  1. PAYMENTS TO UNITED. Contractor will wire transfer from each Contractor bank account to United, an amount equal to Contractor's Total Net Sales Receipts collected at each Contractor Location ("TOTAL NET SALES RECEIPTS") equals total gross sales receipts for all passenger tickets, airway bills, cargo bills, mail fees and other tickets issued by Contractor for Contractor's United Express Services less refunds thereon paid out by Contractor) collected during the applicable period for all tickets (including, air freight) sold or exchanged by Contractor in connection with Contractor's United Express Services. The frequency of the wire transfer will be once a week, on Tuesdays, for all Total Net Sales Receipts collected during that week. Contractor's wire transfer will be made by 11:00 a.m. local time to the following bank account:

         The First National Bank of Chicago
         ABA No.:  071000013
         One First National Plaza
         Chicago, Illinois 60670
         Credit To:  United Airlines Special Account #51-67795
         Reference:  SKYWEST AIRLINES, INC.

Contractor will also require its employees and agents to forward to United, on a daily basis, all auditors ticket coupons, airway bills, cargo bills, all lift documentation, reports, exchange orders and refund detail issued by Contractor in connection with Contractor's United Express Services during the previous day in accordance with the sales and reporting procedures specified by United.

         2. SET OFF AMOUNTS. In addition to the terms of ARTICLE VIII, and the other provisions hereof, but subject to the terms of ARTICLE XII, the payment for transportation furnished by Contractor shall be reduced in order to set off:

                           (i)      amounts owed by Contractor to United for:

                                    (a) actual loss of revenue resulting from a
                  failure on the part of Contractor to properly effect a sale pursuant to United's Customer Service Policies and Procedures applicable to the sale of tickets;

                                    (b) fraudulent, grossly negligent or
                  erroneous acts of employees of Contractor which cause United to suffer a loss;

                                    (c) any Program Fees specified in ARTICLE
                  VIII;

                                    (d) the currently effective industry
                  standard rate of commission settlement under ATC Resolution
                  5.60 for tickets issued under such resolution for the markets referenced under ARTICLE IV.A.1.(II) and listed on APPENDIX E;

                                    (e) unreported sales on United tickets
                  assigned to Contractor;

                                    (f) refunds for interrupted flights or
                  failures to carry out Contractor services made on United refund documents; and

                                    (g) any ATPCO tariff filing fee pursuant to
                  ARTICLE III.G;

                           (ii) such other adjustments as may be mutually agreed
                  to by the parties from time to time; and

                           (iii) Any other amounts owed by Contractor to United.

         United will notify Contractor of all such adjustments made and will provide Contractor with supporting documentation for such adjustments. Contractor shall have the right to object to any such adjustment by providing United with written notice of its objection, together with supporting documentation, within 30 days of the notice provided by United describing such adjustments. United agrees to negotiate, in good faith, with Contractor in order to resolve all such disputes within 30 days of Contractor's notice to United.

                  3. MODIFIED PROCEDURES. United and Contractor by mutual written agreement may establish alternative or modified passenger sales procedures in order to accommodate tickets and exchange orders issued by air carriers which are not participants in ACH.

                  4. AUDITS. United may conduct on-site audits, from time to time, of (i) tickets, air way bills, cargo bills, exchange orders, refunds and other records relating to sales and refund activity pertaining to Contractor's United Express Services and (ii) all financial records related to Contractor's United Express Services (including, but not limited to, work papers of accountants) pertaining to the calculation of the fees payable to Contractor related to Contractor's United Express Services.

         I.       ADVERTISING AND PROMOTIONS

                  1. ADVERTISING SUPPORT. The parties will promote each other's services throughout the term of this Agreement through sales, advertising, and promotional support to enhance the interline exchange of passengers between the parties, consistent with all applicable laws and regulations. The parties will confer periodically to determine the nature and scale of such promotional efforts and to reasonably allocate any costs associated therewith. The terms governing participation in United's Travel Certificate Program are set forth in APPENDIX J.

                  2. RIGHT TO ADVERTISE USING MARKS. Additionally and to the extent Contractor is licensed to use the Marks, Contractor may in its capacity as a United Express Carrier and at its sole expense use the marks to advertise Contractor's United Express Services. However, any and all such advertisements using one or more of the United Marks will identify United as the owner of said Marks (including in any state company name registrations required of Contractor), and to the extent that any Mark is registered, will so specify. Notwithstanding the above, no advertisement, solicitation, document or other material using any United Mark will be published or otherwise promulgated without United's prior inspection and approval. No advertising that relates in any way to United, United Express or Contractor's United Express Services will be placed by Contractor with an outside advertising agency unless United has given its prior consent regarding copy, layout and the specific media plan. In addition, where United has agreed to share the costs of any such advertising, Contractor will obtain the prior consent of United regarding the funds to be expended for such advertising.

                  3. PRIOR APPROVAL OF UNITED. Contractor agrees that it will not use (or attempt to register) any United trade name or service mark, including, but not limited to, the names "UNITED AIR LINES, Inc.," "UNITED AIRLINES," or "UNITED," or United's logo in any advertising, or other document or material without first obtaining United's prior approval of each such use.

         J.       AUTOMATION

                  1. USE AND PROTECTION. Contractor will use internal United Apollo Services automation. Contractor agrees to comply with and abide by all terms and restrictions imposed by United on the use of Apollo Services and associated Automation Equipment, as defined below. Contractor agrees that all instructions, procedures and manuals provided by United in connection with Contractor's use of Apollo Services and Automation Equipment ("AUTOMATION INFORMATION") are and will remain the property of United. Contractor acknowledges that Apollo Services contains software which is confidential and proprietary information of United or its affiliates (such as Galileo International Partnership) or any successor thereto. Contractor further agrees that it will not (nor will it permit) any such software and Automation Information to be duplicated, copied or otherwise reproduced or furnished or disclosed to any other party or to Contractor's employees other than such employees who have a need to know and who are aware of and understand the confidential and proprietary nature of the software and Automation Information.

                  2. INSTALLATION AND TRAINING. United may install or cause to be installed a minimum of one terminal plus associated equipment for printing messages, data, air tickets, boarding passes and baggage tags ("AUTOMATION EQUIPMENT") at Contractor's airport locations and selected administrative locations. United will determine, in the exercise of its sole discretion and judgment, the necessity and feasibility of installing Automation Equipment. Any and all modifications, enhancements, improvements or developments pertaining to the Automation Equipment, or other new related technology, may be made available to Contractor by United, in its sole discretion, under terms and conditions to be determined by United on a case-by-case basis. United will train Contractor instructors, as applicable, in the proper use of Apollo Services and Automation Equipment as described in the Customer Service/Reservations Handbook or any other related United guidelines. Contractor agrees to establish a training program with internal instructors. Only qualified personnel who have satisfactorily completed a United prescribed training program will be permitted to operate any Automation Equipment (hereinafter "DESIGNATED USERS"). United may, at its discretion, monitor or test the proficiency level of Designated Users. If United determines that their proficiency levels are insufficient for the proper use of the Automated Equipment or Apollo Services, then Contractor must arrange for its Designated Users to undertake any further training which United determines necessary to bring such Designated Users to the desired proficiency level.

                  3.       STANDARDS OF USE.

                           (i) To maintain an effective interconnection between
Apollo Services and the Automation Equipment and to prevent misuse thereof, Contractor agrees that Apollo Services and the Automation Equipment will be used and operated (a) in strict accordance with operating instructions provided by United or its affiliates in the Customer Services Policies and Procedures, Series 5-18, and any other related United or affiliate guidelines, and (b) solely for the performance of the specific business functions designated by United. Any undesignated business use and all nonbusiness uses are strictly prohibited. Prohibited uses include, but are not limited to, personal messages, servicing subscribers, travel agencies, or any other third party, training any other party or any other use designated as prohibited in the Apollo Services Manual. Contractor will maintain a list of all employees and agents who have access to Apollo Services and their assigned file number and passwords. United may at any time deny access to Apollo Services to any employee of Contractor if such employee is found by United to have abused Apollo Services or the Automation Equipment. Contractor will take all precautions necessary to prevent unauthorized operation or use of Apollo Services and the Automation Equipment.

                  (ii) Contractor will not alter or change the Apollo Services display as provided by United or its affiliate without the consent of United as reflected in an amendment to this Agreement. Contractor may not provide Apollo Services or its data base to any other person or entity without the consent of United as reflected in an amendment to this Agreement.

                  (iii) Except as expressly permitted in this Agreement or other written agreement with United, Contractor will not (nor permit) Apollo Services (including, but not limited to, its software, data bases, intellectual property, and customer information) to be used (as a basis for any software development or otherwise), commercially exploited, copied, redistributed, retransmitted, published, sold, rented, leased, marketed, sublicensed, pledged, assigned, disposed of, encumbered, transferred, or otherwise altered, modified or enhanced, without the express written permission of United.

                  (iv) Contractor will not engage in any speculative booking or reservation of space for any airline, hotel, rental car company, or any other vendor's service or product available through Apollo Services.

         4.       MAINTENANCE, REPAIR AND MODIFICATION.

                  (i) United will provide or cause to be provided to Contractor repair and maintenance services required for the Automation Equipment at United's expense. To maintain an effective interconnection between the Automation Equipment and Apollo Services and to preserve the functional integrity of the Automation Equipment, neither contractor nor any third party, other than a third party designated by United, will attempt to perform or perform maintenance, repair work, alterations or modifications, of any nature whatsoever, to the Automation Equipment. Contractor agrees to maintain a record of each occasion upon which repair or maintenance service is provided, including service required outside of normal business hours, and to make such records available to United for inspection upon its request. Contractor will provide free positive space travel on Contractor's flights for United's Computer Terminal

Technicians or replacements ("CTTS") when such travel is for the purpose of repairing Apollo Services or any Automation Equipment.

                           (ii) Contractor will reimburse United for the costs
of any such repairs or maintenance attributable to Contractor's gross negligence.

                           (iii) United or its designee will have the right to
enter upon any Contractor location during Contractor's business hours for the purpose of monitoring Contractor's operation of the Automation Equipment and Apollo Services, inspecting the Automation Equipment, performing such repairs or maintenance as may be necessary, or removing the Automation Equipment; provided, however, that United will not during the course of such monitoring, inspection, repair, or removal unreasonably interfere with Contractor's business.

                  5. DOWNTIME. United will notify Contractor of any scheduled or pre-announced downtimes of Apollo Services.

                  6.       NO WARRANTY; RELEASE.

                           a. UNITED MAKES NO WARRANTY, EXPRESS OR IMPLIED,
INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE AUTOMATION EQUIPMENT OR APOLLO SERVICES.

                           b. CONTRACTOR HEREBY WAIVES AND RELEASES UNITED AND
ITS AFFILIATES, AND THEIR SUCCESSORS FROM ANY AND ALL OTHER OBLIGATIONS AND LIABILITIES AND ALL RIGHTS, CLAIMS AND REMEDIES OF CONTRACTOR AGAINST UNITED OR ITS AFFILIATES, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, DUE TO ANY DEFECTS, ERRORS (INCLUDING, WITHOUT LIMITATION, ANY ERRORS IN RESERVATIONS AVAILABILITY RECORDS), MALFUNCTIONS OR INTERRUPTIONS OF SERVICE TO APOLLO SERVICES OR THE AUTOMATION EQUIPMENT, INCLUDING ANY LIABILITY, OBLIGATION, RIGHT, CLAIM, OR REMEDY IN TORT, AND INCLUDING ANY

LIABILITY, OBLIGATION, RIGHT, CLAIM OR REMEDY FOR LOSS OF REVENUE OR PROFIT OR ANY OTHER DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES.

                  7. OWNERSHIP AND LIENS. It is understood and agreed that: (i) all Automation Equipment will remain the sole property of United; (ii) Contractor will not remove any identifying marks from any Automation Equipment;
(iii) Contractor will not subject the Automation Equipment to any lien or encumbrance; and (iv) Contractor will return the Automation Equipment to United immediately upon the termination of this Agreement.

         L.       OTHER SUPPLIES

                  1. Contractor will pay United for United's Actual Cost for all forms, documents, papers and supplies which are required in the normal course of Contractor's United Express Services under this Agreement and which are furnished by United or its designated vendors; provided, however, that United will absorb the cost of:

                     a. Baggage tags and ticket wallets, at Joint Locations and United Locations, and

                     b. Passenger ticket stock, at Contractor Locations, United Locations and Joint Locations.

                  2. Contractor will provide and only use its own flight interruption manifests for the rerouting of passengers resulting from denied boarding or the delay or cancellation of Contractor's United Express Services.

         M.       CONTRACTOR ASSISTANCE

         Contractor will furnish United with all information as United may require to carry out the services and functions contemplated by this ARTICLE III.

IV.      AIR SERVICES TO BE PROVIDED BY CONTRACTOR

         A.       SCHEDULES AND CHARTERS TO BE OPERATED BY CONTRACTOR

                  1. CITY PAIRS AND FREQUENCIES. Commencing on the Effective Date of this Agreement, Contractor will provide Contractor's United Express Services between the city pairs, and with the flight frequencies and aircraft, (i) set forth on APPENDIX D, as amended from time to time (the "CONTRACT CITY PAIRS"), subject to rational utilization and flexibility as mutually agreed and as necessary to maximize operational efficiencies, revenue and yield for the parties, and (ii) set forth on APPENDIX E, as amended from time to time (the "POINT-TO-POINT CITY PAIRS" or "PTP CITY PAIRS").

                  2.       CODE SHARE LIMITATION, DELTA OPTION AND GATES.

                           (i) With respect to all flight operations by
Contractor to/from Los Angeles International Airport, Contractor will not enter into a marketing or code share relationship with any other carrier without the prior written concurrence of United. (ii) Notwithstanding the foregoing, Contractor may continue to provide Delta Airlines, Inc. ("DELTA") with limited code share service as a Delta Connection carrier in the following city pairs: between LAX, on the one hand and BFL, FAT, MRY, PSP, SAN, SBA, SNA and SJC, on the other hand.

                           (iii) Contractor will make its best efforts to secure
for the benefit of United the long-term rights/leasehold interests in gates 63 and 65 at LAX (or other similarly adjacent gates in Satellite 6) and all associated space, including, but not limited to, associated ticket counter, back-office, baggage, lower-level, and ramp space.

                  3.       UNITED SCHEDULE CONSENT REQUIRED. For markets under
ARTICLE IV.A.1.(I), Contractor may operate its scheduled air service as a United Express Carrier only with United's prior written consent, which consent may be withdrawn at any time by United upon ninety (90) days' prior written notice to Contractor. United hereby gives its consent for Contractor to operate as a United Express Carrier in such markets that are set forth in APPENDIX D. Contractor will ensure that any of its requests for changes in the use by Contractor of the "UA" or "UA*" code on future routes or in the flight frequencies or city pairs, or any of them, as operated or served by Contractor pursuant to ARTICLE IV.A.1.(I) above (whether necessitated by altered connections, operating experience or other reason) must be submitted to United:

                       (i) at least ninety (90) days prior to the effective date of such change, for changes affecting United Locations or involving new city pairs, or

                      (ii) at least sixty (60) days prior to the effective date of such change, for changes other than those either affecting United Locations or involving new city pairs; and

all such changes must be approved in advance by United. The requests for such changes, and the approvals thereof, must be made in writing, by mail, facsimile, telegram, telecopy, or other electronic message transmittal. If upon review of Contractor's request, the parties mutually agree to make a Contractor requested change, and the automation equipment needed to implement said change is available, then such change will be made as soon as reasonably practicable within the aforementioned ninety (90) day period. Within the operating capability of the aircraft used by Contractor, as described in ARTICLE IV.B, Contractor will comply with all requests by United to increase, decrease or in any other way adjust or terminate the flight frequencies or city pairs, or both, as operated and served pursuant to ARTICLE IV.A.1.(I).

                  4.   ADVERSE IMPACT CONCURRENCE REQUIRED. For markets under
ARTICLE IV.A.1.(II), Contractor may operate its scheduled air service as a United Express Carrier only with United's prior written consent, which consent may be withdrawn at any time by United upon ninety (90) days' prior written notice to Contractor. United hereby gives its consent for Contractor to operate as a United Express Carrier in such markets that are set forth in APPENDIX E. However, Contractor will have the right to modify and change the frequency or level of service for its United Express Carrier flights in the ARTICLE IV.A.1.(II) markets; provided, that Contractor will ensure that it acquires United's written concurrence that such changes by Contractor in the flight frequencies or level of service does not adversely affect Contractor's services in the Contract City Pairs, Contractor's United Express Services or the United Express brand. In all such cases of Contractor change, Contractor will pay for any and all personnel, equipment, supplies, facilities or materials which United determines, from time to time are necessary to meet United's obligations under Contractor's United Express Services. Also, Contractor will notify United of changes to its fares and schedules for the ARTICLE IV.A.1.(II) markets only as necessary to facilitate the input of such information into tariffs, computerized reservations systems, the OAG, and like administrative tasks. Notwithstanding any other provision herein to the contrary, United reserves the right to require that the service in any present or future PTP City Pair be reduced or terminated under the United Express program.

                  5. CHARTER. United agrees that Contractor shall be permitted, when absolutely necessary or commercially and operationally required, to provide charter flights with the same aircraft used in Contractor's United Express Services, from time to time, provided that Contractor is able to provide such charter flight service without interrupting or otherwise adversely affecting Contractor's United Express Services for scheduled flights. Contractor shall provide at least sixty (60) days' advance written notice to United of proposed charters and Contractor shall be permitted to retain all revenues from such charters. In the case of each such charter, Contractor hereby represents and warrants that it will not (and it will not permit others to) operate, promote or otherwise market the charter under the United Express name, the UA or UA* designator code or any other United Marks or identification (only excepting the unavoidable use of United Express liveried aircraft and permanent airport signage).

                  6. CHANGES INPUT TO RESERVATIONS SYSTEMS. Changes to Contractor's schedules as set forth in this ARTICLE IV.A and which otherwise are in accordance with the terms and conditions of this Agreement will be submitted by Contractor for input into United's internal reservations system and computerized reservations systems. At no time may Contractor make any changes to flights operated by United or any other carrier.

         B.       AIRCRAFT TO BE USED

                  1. AIRCRAFT TYPES. Unless otherwise agreed by United, Contractor will provide Contractor's United Express Services described in this
ARTICLE IV with the aircraft described on APPENDIX D and E.

                  2.       TECHNICAL SPECIFICATIONS.

                           a. The aircraft and any replacement aircraft utilized
by Contractor pursuant to this ARTICLE IV.B will bear those United Marks which are expressly designated by United, whether included on APPENDIX A or otherwise established by United. Technical specifications covering aircraft colors, schemes, United Marks and other elements of exterior and interior aircraft decor will be provided to Contractor by United. Contractor will have all aircraft used to provide Contractor's United Express Services painted and decorated with the exterior and interior color decors and patterns specified by United, in accordance with the technical specifications referenced in this ARTICLE IV.B.2 and pursuant to a mutually agreeable conversion schedule and which painting Contractor shall complete by SEPTEMBER 30, 1998. Contractor will be responsible for the conversion of its aircraft which will be used in Contractor's United Express Services in accordance with such technical specifications and for maintaining all of its aircraft.

                           b. In addition to the use of the United Marks on its
aircraft, Contractor will use and display a suitable sign or insignia on the exterior of its aircraft identifying Contractor as the operator of the services being provided pursuant to this Agreement. The use and display of such sign or insignia will be subject to the prior written approval of United as to its nature, size and location on Contractor's aircraft.

                  3. SUBSTITUTE AIRCRAFT. In addition to the aircraft referenced in ARTICLE IV.B.1 above, if requested by United, Contractor will use reasonable efforts to arrange for, and will make available for its use, such spare or substitute aircraft as are required to effectively maintain Contractor's United Express Services.

                  4. FREQUENCY CHANGE. Notwithstanding the above, in the event Contractor is unable to operate a particular scheduled frequency with an aircraft bearing United Marks, Contractor will notify United of such event and the circumstances of Contractor's inability to so operate and Contractor will be permitted to operate an aircraft bearing different elements of aircraft exterior decor than those specified above. If such operations extend beyond a continuous forty-eight (48) hour period, Contractor must seek and obtain United's approval for such aircraft substitutions; provided that if Contractor purchases or leases a used aircraft which does not contain appropriate United Marks, Contractor will notify United and Contractor may operate such aircraft without United's Marks for up to 60 days after the date of purchase or lease of such aircraft by Contractor.

                  5. MARK CHANGE. United may from time to time change the Marks to be used for United Express Carriers. At any time during the term of this Agreement, and in the sole discretion of United, Contractor may be required to use such new or different Marks, external or internal color decors and patterns on its aircraft and uniform design as United may determine and to discontinue use of old marks, external and internal color decors and patterns, and uniform designs. Upon written notice from United, which will include the specifications for any such changes in Marks or exterior or interior aircraft decor and patterns or uniform designs, Contractor will effect such changes in accordance with the schedule mutually agreed to by the parties. Contractor will pay all costs it incurs in any painting of its aircraft as a result of a change in United's specifications.

         C.       INVENTORY

                  1. In the case of Contract City Pairs, as referenced in
ARTICLE IV.A.1.(I), United will have the sole right to set and control seat inventory levels for the aircraft used by Contractor in Contractor's United Express Services and will take all revenue and inventory risk and will maintain inventory and pricing responsibility.

                  2. In the case of PTP City Pairs, as referenced in ARTICLE IV.A.1.(II), Contractor will set seat inventory levels for the aircraft used by Contractor in Contractor's United Express Services and will retain all revenue and inventory risk and will maintain inventory and pricing responsibility.

                  3. The parties will make their inventory setting decisions in a manner comparable to that used by each to determine their respective schedules with consideration for aircraft type, aircraft economics, length of haul, number of seats and market demands. The parties shall provide appropriate and timely notices of inventory changes, from time to time, to Apollo Services.

         D.       OPERATION OF ADDITIONAL CITY PAIRS

                  In order to ensure that the Contractor devotes its resources to maximize the benefits of this Agreement, Contractor will not provide Contractor's United Express Services, as a United Express Carrier, in any additional city pairs, unless the parties agree otherwise in writing.

         E.       FLIGHT CREWS TO BE USED

                  1. FLIGHT CREW. All of Contractor's United Express Services will be operated with Contractor's crews consisting of a captain or pilot, and a first officer or co-pilot. All such crew members will at all times meet all currently applicable governmental requirements, as such requirements may be amended from time to time during the life of this Agreement, and will be fully licensed and qualified for the services to be performed hereunder. In addition, each and every one of Contractor's captains will hold a current Airline Transport Pilot Certificate. Crew members will also meet any and all requirements imposed by the insurance policies which are to be maintained pursuant to ARTICLE XI.

                  2. FLIGHT ATTENDANTS. Contractor's flight attendants will at all times possess all necessary training and meet all currently applicable governmental requirements.

         F.       LAX GATES

                  If not fully acquired upon the execution of this Agreement:

                  1. Contractor will use its best efforts and will work with United toward United securing leasehold or other similar use rights to gates 67A and 67B at LAX and all associated space, including, but not limited to, associated ticket counter, back-office, baggage, lower-level, and ramp space (the "LAX GATES"). In the event Contractor is successful in securing such rights for United, United will reimburse Contractor for its hold area and gate space lease expenses for gates 67A and 67B;

                  2. United and Contractor will use their respective best efforts to obtain any necessary consents of respective lessors and sublessors to the assignment, transfer, lease, or sublease of the LAX Gates;

                  3. United and Contractor will use their respective best efforts to obtain any governmental approvals and consents necessary for the transfers contemplated by this ARTICLE IV.F; and

                  4. Until all of the LAX Gates are assigned to United, Contractor will take all steps reasonably necessary or prudent to maintain in effect throughout the term and any extension or renewal thereof, the leases for the LAX Gates.

V.       OPERATING RESTRICTIONS

         A.       UNITED EXPRESS OPERATIONS ONLY

                  Contractor shall not, and it shall ensure that its affiliates do not, either directly or indirectly, engage or attempt to engage on its or their own behalf or on behalf of a third party in any air transportation business or otherwise provide flight services (other than pursuant to this Agreement) in any of the city pairs serviced by Contractor under APPENDIX D AND APPENDIX E, in connection with Contractor's United Express Services.

         B.       NO OPERATION OUTSIDE AGREEMENT

                  Contractor will not use any of the services or facilities afforded to Contractor by United or its affiliates under this Agreement for air transportation or related services provided by Contractor or its affiliates outside the scope of this Agreement. Under no circumstances will Contractor or its affiliates be permitted to operate aircraft bearing United's Marks in city pairs other than those specified by United pursuant to ARTICLE IV without the prior written consent of United. Contractor will not, without United's prior written consent, permit any third party, whether under a lease arrangement or otherwise, to operate any aircraft bearing United's Marks.

         C.       SEVERABILITY AND REMEDY

                  1. If the restrictions set forth in ARTICLE V.A or V.B or any part thereof should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected. In the event that any time, scope or territorial limitation is deemed to be unreasonable by a court of competent jurisdiction, then Contractor agrees and submits to the reduction of either said time, scope or territorial limitation to such a time period, scope or area as said court shall deem reasonable. In the event the Contractor shall be in violation of the aforementioned restrictive covenants, then the time limitation thereof shall be extended for a period of time equal to the period of time during which such breach or breaches should occur.

                  2. Contractor acknowledges that United has no adequate remedy at law and would be irreparably harmed were Contractor to breach or threaten to breach the provisions of ARTICLE V.A or V.B hereof and, therefore, agrees that United shall be entitled to injunctive relief to prevent any breach or threatened breach of ARTICLE V.A or V.B hereof, and to specific performance to the terms of ARTICLE V.A or V.B in addition to any other legal or equitable remedy it may have. Contractor also agrees that it shall not raise the defense that United has an adequate remedy at law in any equity proceeding involving it relating to ARTICLE V.A or V.B hereof. Nothing in this Agreement shall be construed as prohibiting United from pursuing any other remedies at law or in equity that it may have or any other rights that it may have under any other agreement.

VI.      LICENSE

         A.       GRANT OF LICENSE

                  Contractor will conduct all operations described in ARTICLE IV.A above, and any additional operations undertaken by subsequent amendment hereto, under the Marks set forth in APPENDIX A or other marks designated by United pursuant to this ARTICLE VI.A and subject to ARTICLE IV.B.5. In consideration for the services to be provided by Contractor under this Agreement, United hereby grants to Contractor, upon the terms and conditions herein contained, a nonexclusive, nontransferable right and license to use United's Marks, and Contractor hereby undertakes the obligation to use the license, in connection with the services to be rendered by Contractor under this Agreement; provided, however, that at any time during the term of this Agreement, United may alter, amend or revoke the license hereby granted and require Contractor's use of any new or different Marks in conjunction with the air transportation services provided hereunder as United may determine in the exercise of its sole discretion and judgment.

         B.       TERMS AND CONDITIONS GOVERNING LICENSE

                  1. UNITED'S MARKS. Contractor hereby acknowledges United's ownership of United's Marks, further acknowledges the validity of United's Marks, and agrees that it will not do anything in any way to infringe or abridge United's rights in its marks or directly or indirectly to challenge the validity of United's Marks.

                  2. STANDARDS OF SERVICE. Contractor agrees that, in providing services under this Agreement in conjunction with one or more of the United Marks, it will comply with all service quality standards prescribed by United ("STANDARDS OF SERVICE"). Standards of Service include, but are not limited to, United standards for (a) minimum aircraft type, as set forth in ARTICLE IV, (b) customer service, as set forth in United's Customer Service Policies and Procedures, (c) minimum customer service training requirements consistent with United's customer service practices and procedures, (d) inflight amenities and service, (e) aircraft appearance, (f) Ground Handling Duties, in accordance with
ARTICLE VI.B.3, (g) United/United Express safety programs (and Contractor will enter into any agreements relating to such programs that are similar to those offered to other United Express Carriers), and (h) any other quality control measures designated by United, as such standards may be prescribed by United from time to time. As necessary, United will provide training to Contractor's designated instructors in the requirements of United's Customer Service Policies and Procedures; provided that United will at its expense provide a trainer and materials, and United agrees that the Standards of Service prescribed by it will not be unreasonable in light of the facilities and aircraft available to Contractor. United will have the right, from time to time, to inspect Contractor's United Express

Services to determine if they conform to the Standards of Service. In the event United determines that Contractor is not in compliance with the Standards of Service, United will notify Contractor and Contractor will promptly rectify any such noncompliance. Failure on the part of United to conduct such inspections will not relieve Contractor of its obligations to conform to United's Standards of Service. At United's discretion, noncompliance by Contractor with any part of the Standards of Service may result in, but not limited to, restriction or loss of pleasure travel privileges, suspension of authority to serve city pair markets, or any other nonexclusive remedy or remedies deemed appropriate by United under the particular circumstances.

                  3. AIRCRAFT GROUND HANDLING PROCEDURES. In addition, Contractor agrees that in providing Contractor's United Express Services, it will conform to all of its Aircraft Ground Handling Procedures. As used herein, Aircraft Ground Handling Procedures include, but are not limited to, procedures for (a) deicing, (b) handling and (c) other aircraft servicing measures, as such procedures may be prescribed by Contractor from time to time. Contractor agrees that all Aircraft Ground Handling Procedures prescribed by it will be established in compliance with all applicable federal, state, local and industry regulations as well as any additional procedures which United may prescribe from time to time. Contractor will obtain any and all necessary federal, state, local and regulatory approvals of such Aircraft Ground Handling Procedures. Once all necessary approvals are obtained, Contractor will provide a copy of its Aircraft Handling Procedures to United. At each Joint Location and United Location, as necessary, Contractor will train United employees in the requirements of Contractor's Aircraft Handling Procedures; provided that Contractor will provide a trainer and materials and United will pay all other expenses incurred by its employees in connection with such training.

                  4. LIABILITY FOR OPERATIONS. Nothing in this ARTICLE VI.B is intended to nor will be construed so as to relieve Contractor of any liability or to impose any liability on United for Contractor's United Express Services by virtue of any of United's rights under ARTICLES VI.B.2 OR VI.B.3, whether exercised or not.

                  5. NON-EXCLUSIVITY. Nothing in this Agreement is intended nor will be construed to give Contractor the exclusive right to use United's Marks, or to abridge United's right to use or to license its Marks, and United hereby reserves the right to continue use of United's Marks and to license such other uses of such Marks as United may desire.

                  6. REVERSION OF MARKS. Upon termination of this Agreement for any reason, the right to use herein granted for United's Marks will immediately revert back to United, and Contractor will have no right to use such Marks in any way. Further, Contractor will at its sole cost and expense immediately upon termination of this Agreement remove all United's Marks from its aircraft, its other vehicles, the uniforms of its personnel, its facilities and from any and all other places or things controlled or formerly controlled by Contractor.

         C.       INFRINGEMENT

         United will, at its expense, defend Contractor against any claim that the use of any United Mark infringes a registered trademark or service mark of any third party in the United States, and will pay all costs, damages, and attorneys' fees that a court finally awards as a result of such claim. To qualify for such defense and payment Contractor must (i) give United prompt written notice of any such claim and (ii) allow United to control and fully cooperate with United in the defense and all related settlement negotiations. United's obligation hereunder is conditioned on Contractor's agreement that if any Mark becomes, or in United's opinion is likely to become, the subject of such a claim, Contractor will permit United at its option either to procure the right for Contractor to continue using such Mark or to replace or modify such Mark so that it becomes noninfringing. This ARTICLE VI.C states United's entire obligation to Contractor regarding infringement or the like.

VII.     ADDITIONAL UNDERTAKINGS

         A.       BULK PURCHASES

                  Each party may use its good faith efforts to assist the other in obtaining goods and services useful to the other party in the most economical manner, including, without limitation, fuel, uniforms, supplies and ground equipment. If the parties agree to participate in a bulk purchase arrangement, the terms of any such bulk purchase arrangement will be as set forth in a separate agreement between the parties.

         B.       UNIFORMS

                  Contractor shall require all of its Designated Personnel to wear uniforms which are in the United Express colors and styles approved by United from time to time for the uniforms of Contractor personnel performing Contractor's United Express Services. Contractor agrees that all such Designated Personnel employed by Contractor shall wear the above described uniforms by the dates mutually agreed to by the parties. Any other employees of Contractor who are visible to the public, other than Designated Personnel, will wear uniforms as reviewed and approved by United, which approval shall not be unreasonably withheld.

         C.       PASSES AND REDUCED RATE TRAVEL
                  Each party will comply with the terms of a separate agreement (which has or will be entered into) between them under which are granted to the employees of the other party certain passes and reduced rate pleasure travel privileges.
         D.       SIGNAGE

                  As of the Effective Date, Contractor will display signage advertising its operations as a United Express Carrier in all Contractor Locations and in those Joint Locations specified by United. All signage must be approved by United prior to its use by Contractor, and Contractor shall be responsible for the acquisition, installation and maintenance of all such signage approved by United.

         E.       ENVIRONMENTAL

                  With respect to all matters which relate to or may affect the environment, Contractor agrees to conduct its operations (including its compliance with Environmental Laws) in a prudent manner consistent with United's policies and practices related to environmental matters including, without limitation, taking reasonable preventive measures consistent with such policies and practices to avoid liabilities related to environmental matters.

VIII.    CONTRACT FEES AND PROGRAM FEES

         A.       CONTRACT FEES

                  1. For and in consideration of the passenger bookings, transportation services, facilities and other services to be provided by Contractor hereunder, the right to control inventory and receive and retain all of the air fares, cargo rates, mail charges and all other revenue received by Contractor and United under this subsection and other valuable consideration provided under this Agreement, United shall pay Contractor a flat rate per departure plus an amount per Revenue Passenger pursuant to Contractor's United Express flights operated in the city-pair markets set forth on APPENDIX D ("CONTRACT FEES").

                  2. The Contract Fees, which are cost driven based upon fixed and variable costs per passenger, are reflected on APPENDIX F. Contractor will control its costs in the city pairs under APPENDIX D such that the base cost items do not increase at a rate greater than the rest of Contractor's system over which it operates its equipment listed on APPENDIX D. Contractor and United agree to review the Contract Fees set forth on APPENDIX F during the third and sixth month after the Effective Date, within 30 days after each anniversary of the Effective Date, and after any event or occurrence that either party reasonably deems to be likely to result in a significant impact on any material provision of this Agreement.

                  3. United and Contractor have developed a per Revenue

Passenger incentive and risk factor that, with respect to Contractor's operation as a United Express Carrier, is based upon (i) +, (ii) +, (iii) +, and (iv) + carried on all city pairs under APPENDIX D, all as measured against pre-determined and mutually agreeable goals. The incentive program, unless otherwise agreed in writing, is reflected on APPENDIX G.

         B.       PROGRAM FEES

                  1. For and in consideration of the reservations, support services, facilities and other services to be provided to Contractor hereunder, the license granted to Contractor for the specified use of United's Marks, and other valuable consideration provided under this Agreement, Contractor shall pay United a per Revenue Passenger fee pursuant to Contractor's United Express flights operated in the city-pair markets set forth on APPENDIX E ("PROGRAM FEES").

                  2. The Program Fees are reflected on APPENDIX H.

         C.       PAYMENT

                  United will pay Contractor each week the applicable Contract Fees and Contractor will pay United each month the applicable Program Fees, for all Revenue Passengers boarded during the preceding week, in the case of United payment, and the preceding month, in the case of Contractor payment.

                  (i) Payment of estimated amounts for transportation furnished by Contractor pursuant to ARTICLE VIII.A for the markets set forth on APPENDIX D, will be made by United weekly through wire transfer to Contractor's bank, the account information for which Contractor shall provide to United on or before the Effective Date, and reconciliation will be monthly based on actual departures and ticket lift processed by United's Interline Accounting Department.

                  (ii) Payment for transportation furnished by Contractor pursuant to ARTICLE VIII.B for the markets set forth on APPENDIX E, will be made by Contractor monthly through the Airline Clearing House, Inc. ("ACH"), in accordance with ACH rules and procedures. Should the ACH be disbanded or otherwise cease to function, settlement will be accomplished directly between the parties. United may, at any time, elect to invoice Contractor for such amounts in which case such amounts will be paid by Contractor within forty-five
(45) days after the date of the invoice therefor. If invoiced, any past due amount will accrue interest at a rate not to exceed 1-1/2% per month compounded or the maximum rate permitted by law, whichever is less from the date due thereof to the date of payment.

         D.       ADDITIONAL PERSONNEL

                  It is hereby mutually agreed and understood by the parties hereto that the aforesaid Program Fees contemplate that, in the performance of the support services described in ARTICLE III hereof, United will use the personnel normally in its employ or third parties selected by United and the equipment and facilities which it owns or leases. In the event United is requested by Contractor to (i) employ, retain or otherwise furnish additional personnel or (ii) obtain, by purchase, lease or otherwise, any additional facilities or equipment, or (iii) incur in any manner whatsoever any additional expenses or disbursements in connection with its performance of this Agreement which are not included in the calculation of the Program Fees, Contractor will reimburse United in full for all such amounts; provided, that prior to incurring any additional costs or expenses or making any such disbursements, United will obtain the prior written approval of Contractor.

         E.       AIRPORT CHARGES

                  If there are any airport or other charges, Contractor will either pay such charges directly (or reimburse United, if already paid by United, for any such charges relating to Contractor's operations).

         F.       PRORATES

                  1. United shall be entitled to 100% of the fares and prorates received by United or Contractor in connection with any joint fares attributable to passengers, mail or freight traveling on such Contractor's United Express Services for cities served jointly with any other carriers for the city-pair markets under APPENDIX D. United shall have the sole right to establish and negotiate prorate agreements with such carriers.

                  2. Notwithstanding the foregoing, with respect to connecting passengers between United and Contractor city-pair operated flights under APPENDIX E, United and Contractor will agree to prorates or a prorate methodology, with the prorates to be fair to both carriers and based upon some "Y" fare based formula with "Y" to be defined by mutual agreement.

IX.      MAINTENANCE AND FUELING

         United will have no responsibility for maintenance or fueling of Contractor's aircraft.

X.       U.S. MAIL

         United and Contractor agree to cooperate in making bids for mail carriage.

XI.      INSURANCE

         A.       INSURANCE TYPES

                  During the term of this Agreement and any renewal thereof, Contractor agrees to procure and maintain in full force and effect, at its own expense, a policy or policies of insurance with an insurance company or companies that are rated at least A- (excellent) by A.M. Best Company, or an equivalent rating bureau, and satisfactory to United, which provides at a minimum the following insurances:

                  1. Comprehensive Airline Liability Insurance, including but not limited to Aircraft Liability, Passenger Liability, Comprehensive General Liability Insurance, Cargo Liability and Baggage Liability Insurance, with combined single limits for each and every loss and each aircraft of not less than (a) U.S. $+ or (b) U.S. $+ per available seat, or (c) the limits that Contractor has in place, whichever is greatest. Any policies of insurance carried in accordance with this ARTICLE XI.A.1 will also contain or be endorsed to contain those provisions set forth in the attached APPENDIX I;

                  2. Aircraft Hull All Risks Insurance, including ground and flight coverage on the Aircraft, including its engines and all its parts when installed or temporarily detached from the Aircraft, subject to policy deductibles of (a) in the case of other than Canadair RJ Aircraft, + percent (+%) of the insured value of each Aircraft or $+ whichever is greater, and (b) in the case of Canadair RJ Aircraft, + percent (+%) of the insured value of each Aircraft or $+, whichever is greater. Any policies of insurance carried in accordance with this

ARTICLE XI.A.2 will also contain or be endorsed to contain those provisions set forth in the attached APPENDIX I; and.

                  3. Insurance for the Automation Equipment and communications equipment against all risk of loss or damage, including, without limitation, the risks of fire, theft and such other risks as are customarily insured in a standard all-risk policy. Such insurance shall also provide the following:

                     a. Full replacement value coverage for the Automation Equipment provided under this Agreement;

                     b. Full replacement value coverage for the communications equipment which value is stipulated to be not less than $2000.00 per modem;

                     c. An endorsement naming United as a co-insured and as a loss payee to the extent of its interest in the Automation Equipment and the communications equipment; and

                     d. An endorsement requiring the insurer to give United at least 30 days' prior written notice of any intended cancellation, nonrenewal, material change in coverage or any default in the payment of a premium.

                  2. Prior to the installation of the Automation Equipment and the communications equipment, United must receive from the insurer certificates of insurance evidencing the insurance and endorsements specified in this ARTICLE XI.A.3.

         B.       30-DAY NOTICE

                  On or before the Effective Date of this Agreement, and not less than thirty (30) days before the expiration or termination date of any insurances required to be maintained by Contractor under ARTICLES XI.A above, Contractor will furnish United with certificates of insurance evidencing compliance with the foregoing requirements, unless otherwise provided in writing between the parties.

         C.       ALTERATIONS

                  United has the right to make reasonable alterations in the requirements set forth in this ARTICLE XI above, in respect of the types and scope of coverage and amounts of insurance, any such alteration being deemed reasonable if readily available and if it becomes the custom in the industry.

         D.       FAILURE TO MAINTAIN INSURANCE

                  In the event that Contractor fails to acquire or maintain insurance as herein provided, United may at its option secure such insurance on Contractor's behalf at Contractor's expense.

XII.     LIABILITY AND INDEMNIFICATION

         A.       EMPLOYER'S LIABILITY AND WORKERS' COMPENSATION

         Each party hereto assumes full responsibility for its employer's liability and Workers' Compensation liability to its own officers, directors, employees or agents on account of injury, or death resulting from or sustained in the performance of their respective service under this Agreement. Each party, with respect to its own employees, accepts full and exclusive liability for the payment of workers' compensation and employer's liability insurance premiums with respect to such employees, and for the payment of all taxes, contributions or other payments for unemployment compensation or old age benefits, pensions or annuities now or hereafter imposed upon employers by the government of the United States or by any state or local governmental body with respect to such employees measured by the wages, salaries, compensation or other remuneration paid to such employees, or otherwise, and each party further agrees to make such payments and to make and file all reports and returns, and to do everything to comply with the laws imposing such taxes, contributions or other payments.


         B.       INDEMNIFICATION BY CONTRACTOR

         Contractor hereby assumes liability for and agrees to indemnify, release, defend, protect, save and hold United, its officers, directors, agents, and employees harmless from and against any and all liabilities, damages, expenses, losses, claims, demands, suits, fines, or judgments, including but not limited to attorneys' and witnesses' fees, costs and expenses incident thereto, which may be suffered by, accrue against, be charged to or be recovered from United, its officers, directors, employees or agents, by reason of any injuries to or deaths of persons or the loss of, damage to, or destruction of property, including the loss of use thereof, arising out of, in connection with, or in any way related to any act, error, omission, operation, performance or failure of performance of Contractor or its officers, directors, employees and agents, regardless of any negligence either active, passive, or otherwise on the part of United, its officers, directors, agents or employees (but excluding the reckless and willful misconduct of United, its officers, directors, agents or employees) which is in any way related to the services of Contractor contemplated by or provided pursuant to this Agreement, or any other service, act, omission, operation, performance, failure of performance or use, operation, maintenance, storage or possession of any aircraft, whether or not bearing United's exterior decor, colors, and logo, and whether or not used in the performance of services contemplated hereby or in connection with any other services permitted by ARTICLE IV or otherwise. United will give Contractor prompt and timely notice of any claim made or suit instituted against United which in any way results in indemnification hereunder, and Contractor will have the right to compromise or participate in the defense of same to the extent of its own interest.

         C.       INDEMNIFICATION BY UNITED

         United hereby assumes liability for and agrees to indemnify, release, defend, protect, save and hold Contractor, its officers, directors, agents, and employees harmless from and against any and all liabilities, damages, expenses, losses, claims, demands, suits, fines, or judgments, including but not limited to, attorneys' and witnesses' fees, costs and expenses incident thereto, which may be suffered by, accrue against, be charged to or be recovered from Contractor, its officers, directors, employees or agents, by reason of any injuries to or deaths of persons or the loss of, damage to, or destruction of property, including the loss of use thereof, arising out of, in connection with, or in any way related to any act, error, omission, operation, performance or failure of performance of United or its officers, directors, employees or agents, which is in any way related to the services of United contemplated by or provided pursuant to this Agreement. Contractor will give United prompt and timely notice of any claim made or suit instituted against Contractor which in any way results in indemnification hereunder, and United will have the right to compromise or participate in the defense of same to the extent of its own interest.

         D.       CONTRACTOR'S SUPPLIES LIABILITY

         Contractor hereby assumes liability for and agrees to indemnify, release, defend, protect, save and hold United, its officers, directors, agents, and employees from and against any and all liabilities, damages, losses, claims, demands, suits, fines or judgments, including but not limited to attorneys' and witnesses' fees, costs and expenses incident thereto, which may be suffered by, accrue against, be charged to, or be recovered from United, its officers, directors, employees, or agents by reason of any losses or damages incurred on account of the loss, misapplication, theft or forgery of passenger tickets, exchange orders, or other supplies furnished by or on behalf of United to Contractor, or the proceeds thereof, whether or not such proceeds have been deposited in a bank and whether or not such loss is occasioned by the insolvency or bankruptcy of either the purchaser of the aforesaid passenger tickets, exchange orders, or other documents or of a bank in which Contractor may have deposited such proceeds, other than a loss caused by a bank to which funds have been transmitted at the express direction of United. Contractor's responsibility hereunder for passenger tickets, exchange orders, and other supplies will commence immediately upon the delivery of said passenger tickets, exchange orders, and other supplies into the possession of Contractor or any duly authorized officer, agent or employee of Contractor. United will furnish Contractor prompt and timely notice of any claims made, or suits instituted against United which in any way may result in the indemnification hereunder, and Contractor will have the right to compromise or participate in the defense of same to the extent of its own interest.

         E.       INDEMNITY FOR INFORMATION

         Contractor hereby assumes liability for and agrees to release, defend, protect, save, indemnify and hold United, its officers, directors, employees and agents harmless from all abilities, damages, losses, claims, demands, suits, fines or judgments including but not limited to attorneys' and witness' fees, costs and expenses incident thereto, of Contractor and any third person, express or implied, arising by law or otherwise, as a result of, or related to, any errors in information provided by United under this Agreement, regardless of any negligence of United either active, passive or otherwise (but excluding the willful misconduct of United). Contractor's waiver and release to United in this ARTICLE XII applies to any liability, obligation, right, claim, or remedy in tort and including any liability, obligation, right, claim, or remedy for loss of revenue or profit or any other direct, indirect, incidental, special, or consequential damages.


         F.       UNITED DEFINITIONS

         As used in this ARTICLE XII for purposes of identifying an indemnified party, all references to United include United's parent company, and any subsidiary or affiliate of United or its parent company, and their respective employees, officers, directors and agents. For purposes of this ARTICLE XII any passenger who connects in any city from a flight on United or Contractor (the "CARRYING PARTY") within four (4) hours after the end of such flight to a flight of the other party (the "CONNECTING PARTY") become passengers of the Connecting Party when such passenger enters the hold room or waiting area to which they were deplaned in such city from the Carrying Party's flight to such on-line city. A passenger of the Carrying Party who does not have a connecting flight with the other party hereto and prior to entering the hold room or waiting area after deplaning from the Carrying Party's flight in the Connection City is a passenger of the Carrying Party. For purposes of this ARTICLE XII, neither loading bridges, hallways, stairways, nor ramp areas will be considered part of the hold room or waiting area.

XIII.    REPORTS

         A.       CLOSE-OUT ENTRIES

                  Upon departure of each Contractor flight from Contractor Locations and Joint Locations, close-out entries shall be made by Contractor in Apollo Services as required by United and as specified in the Standards of Service. If Contractor fails ten (10) times in any consecutive thirty (30) day period to perform flight close-out, as outlined above, where such occurrence is caused by or arising out of an act or omission of Contractor, then upon notification by United to contractor, Contractor shall pay United damages of Five Hundred Dollars ($500.00) for each occurrence over and above the first ten
(10) occurrences.



         B.       BOARDING INFORMATION

                  Information reports containing data covering boarding, and other information agreed to by the parties, for Contractor's operations hereunder will be produced from the close-out entries and provided by United to Contractor, on a monthly basis 15 days after the month end.

         C.       OPERATING PERFORMANCE

                  Contractor will furnish to United within three (3) days after the end of each month a detailed report of its operating performance, which report will include information on Contractor's performance during the preceding month for each of the items designated by United, including, but not limited to, Operating Performance Standards and aircraft appearance.

         D.       FINANCIAL STATEMENTS

                  Contractor will furnish to United, (i) within 25 days after the end of each calendar quarter, unaudited financial statements including Contractor's then current corporate balance sheet and profit and loss statement, and (ii) within 90 days after the end of Contractor's fiscal year, Contractor's then current, audited financial statements including, either separately or on a consolidated basis, the balance sheet and the profit and loss statement, together with associated footnotes, and a copy of the independent auditor's report.

         E.       INSPECTION

                  United may inspect Contractor's corporate records and accounts related to Contractor's United Express Services, from time to time, upon reasonable notice during the life of this Agreement.

         F.       DAILY PASSENGERS

                  Each day Contractor will furnish to United (Attention: WHQNC) daily operating reports for the preceding day which will include the number of Revenue Passengers boarded; the number of scheduled flight departures; the number and percentage (compared to schedule) of actual flight departures; the reason for each flight cancellation; number of flight departures on time within five minutes; percentage of flight arrivals within fifteen minutes; and the month-to-date numbers and percentages for each measurement listed above.

         G.       GOVERNMENT FILINGS

                  Contractor will be responsible for filing all reports relating to its operations with the DOT, FAA or any state or airport authority, and Contractor will promptly furnish United with copies of all such reports and such other available traffic and operating reports as United may request from time to time during the life of this Agreement.

         H.       COPY OF GOVERNMENT REPORTS

                  Contractor will promptly furnish United with a copy of every report that Contractor prepares, whether or not such report is filed with the FAA, NTSB or any other governmental agency, relating to any accident or incident involving an aircraft used by Contractor in performing services under this Agreement, whether or not such aircraft bears any of United's Marks, when such accident or incident is claimed to have resulted in the death or injury to any person or the loss of, damage to or destruction of any property.

XIV.     INDEPENDENT CONTRACTORS AND WAIVER OF CONTROL

         A.       INDEPENDENT CONTRACTORS

                  The employees, agents, and independent contractors of Contractor engaged in performing any of the services Contractor is to perform pursuant to this Agreement are employees, agents, and independent contractors of Contractor for all purposes, and under no circumstances will be deemed to be employees, agents or independent contractors of United. In its performance under this Agreement, Contractor will act, for all purposes, as an independent contractor and not as an agent for United. Notwithstanding the fact that Contractor has agreed to follow certain procedures, instructions and Standards of Service of United pursuant to this Agreement, United will have no supervisory power or control over any employees, agents or independent contractors engaged by Contractor in connection with its performance hereunder, and all complaints or requested changes in procedures made by United will, in all events, be transmitted by United to Contractor's designated representative. Nothing contained in this Agreement is intended to limit or condition Contractor's control over its operations or the conduct of its business as an air carrier, and Contractor and its principals assume all risks of financial losses which may result from the operation of the air services to be provided by Contractor hereunder.

         B.       EMPLOYEES

                  The employees, agents, and independent contractors of United engaged in performing any of the services United is to perform pursuant to this Agreement are employees, agents, and independent contractors of United for all purposes, and under no circumstances will be deemed to be employees, agents, or independent contractors of Contractor. Contractor will have no supervision or control over any such United employees, agents and independent contractors and any complaint or requested change in procedure made by Contractor will be transmitted by Contractor to United's designated representative. In its performance under this Agreement, United will act, for all purposes, as an independent contractor and not as an agent for Contractor.

         C.       UNAUTHORIZED OBLIGATIONS

                  1. Nothing in this Agreement authorizes United to make any contract, agreement, warranty, or representation on Contractor's behalf, or to incur any debt or obligation in Contractor's name ("CONTRACTOR UNAUTHORIZED OBLIGATION"); and United hereby agrees to defend, indemnify, save, release and hold Contractor, its officers, directors, employees and agents harmless from any and all liabilities, claims, judgments and obligations which arise as a result of or in connection with, or by reason of any such Contractor Unauthorized Obligation made by United, its officers, directors, employees, agents or independent contractors in the conduct of United's operations.

                  2. Nothing in this Agreement authorizes Contractor to make any contract, agreement, warranty, or representation on United's behalf, or to incur any debt or obligation in United's name ("UNITED UNAUTHORIZED OBLIGATION"); and Contractor hereby agrees to defend, indemnify, save, release and hold United, its officers, directors, employees and agents harmless from any and all liabilities, claims, judgments and obligations which arises as a result of or in connection with, or by reason of any such United Unauthorized Obligation made by Contractor, its officers, directors, employees, agents or independent contractors in the conduct of Contractor's operations. Contractor hereby agrees to disclose and to require its directors, officers, employees, agents and independent contractors to disclose to all third parties with whom they do business on or after the Effective Date of this Agreement that all responsibilities and obligations are solely those of Contractor and that no claim shall be made against United for failure of performance or improper performance on Contractor's part.

         D.       CONTRACTOR FLIGHTS

                  The fact that Contractor's operations are conducted under United's Marks and listed under the UA designator code will not affect their status as flights operated by Contractor for purpose of this Agreement or any other agreement between the parties, and Contractor agrees to advise all third parties, including passengers, of this fact.

XV.      DEFAULT AND TERMINATION

         A.       BANKRUPTCY

                  If either party (the "SECTION A DEFAULTING PARTY") becomes insolvent; if the other party has evidence that the Section A Defaulting Party is not paying its bills when due without just cause; if the Section A Defaulting Party takes any step leading to its cessation as a going concern; makes an assignment for the benefit of creditors or a similar disposition of the assets of the business; or if the Section A Defaulting Party either ceases or suspends operations for reasons other than a strike (a "SECTION A DEFAULT"), then the other party (the "INSECURE PARTY") may immediately terminate this Agreement on notice to the Section A Defaulting Party unless the Section A Defaulting Party immediately gives adequate assurance of the future performance of this Agreement by establishing an irrevocable letter of credit--issued by a U.S. bank acceptable to the Insecure Party, on terms and conditions acceptable to the Insecure Party, and in an amount sufficient to cover all amounts potentially due from the Section A Defaulting Party under this Agreement--that may be drawn upon by the Insecure Party if the Section A Defaulting Party does not fulfill its obligations under this Agreement in a timely manner. If bankruptcy proceedings are commenced with respect to the Section A Defaulting Party and if this Agreement has not otherwise terminated, then the Insecure Party may suspend all further performance of this Agreement until the Section A Defaulting Party assumes or rejects this Agreement pursuant to Section 365 of the Bankruptcy Code or any similar or successor provision. Any such suspension of further performance by the Insecure Party pending the Section A Defaulting Party's assumption or rejection will not be a breach of this Agreement and will not affect the Insecure Party's right to pursue or enforce any of its rights under this Agreement or otherwise. If a bankruptcy proceeding is commenced with respect to Contractor, Contractor and United hereby agree that Contractor's obligations under this Agreement must be fully performed pursuant to the terms of this Agreement and that in the event United provides written notice to Contractor and/or its trustee in bankruptcy of United's demand that this be terminated, Contractor and/or trustee shall be obligated to reject such agreements pursuant to Section 365 of the Bankruptcy Code within 30 days of such notice and release any and all rights thereunder to United.

         B.      COVENANT DEFAULT

                 If either party (the "SECTION B DEFAULTING PARTY") shall refuse, neglect, or fail to perform, observe, or keep any material covenants, agreements, terms, or conditions contained herein on its part to be performed, observed, and kept and such refusal, neglect, or failure (individually and collectively, a "BREACH") shall continue for a period of thirty (30) days after written notice to cure such breach to the Section B Defaulting Party thereof (a "SECTION B DEFAULT"), then the other party may upon thirty (30) days' notice to the Section B Defaulting Party terminate this Agreement. If a notice of breach is delivered and a notice of termination is not delivered within forty-five (45) days thereafter the other party shall be deemed to have waived its right hereunder to terminate for the particular occurrence of breach for which the Section B Defaulting Party received notice.

         C.       DEFAULT BY CONTRACTOR

         If Contractor shall refuse, neglect or fail to cure or perform any one of the following conditions, United may give Contractor written notice to correct such condition or cure such breach, and if any such condition or breach shall continue for thirty (30) days after notice to Contractor thereof (a "SECTION C Default"), then United may terminate this Agreement upon fifteen (15) days' written notice to Contractor if:

                  1. Contractor's operations do not meet the Operating Performance Standards for three (3) consecutive months; or

                  2. Contractor's financial status discloses a condition whereby Contractor's ratio of current assets to current liabilities falls below 1:1, or Contractor has a negative net worth; or

                  3. Contractor knowingly maintains falsified books or records or submits false reports; or

                  4. Contractor does not maintain all minimum flight frequency levels for the city pairs set forth on APPENDIX D and APPENDIX E, as modified from time to time pursuant to ARTICLE IV, for three (3) consecutive months; or

                  5. Contractor is in breach under the terms of any of the RELATED AGREEMENTS and the other party thereto has the right to terminate such agreements in their entirety (following applicable cure periods, if any).

         D        SIMILAR AGREEMENTS

                United may immediately terminate this Agreement pursuant to the terms of ARTICLE V if Contractor or any of its affiliates are in breach of the terms of ARTICLE V (a "SECTION D DEFAULT").

         E.       NON-COMPLIANCE WITH STANDARDS

                  If Contractor shall refuse, neglect, or fail to perform or observe the provisions of the Standards of Service or Aircraft Handling Standards to be performed, observed, and kept with regard to one or more city pairs under this Agreement and such refusal, neglect, or failure shall continue for a period of sixty (60) days after written notice to cure such default to Contractor thereof (a "SECTION E DEFAULT"), then United may upon thirty (30) days' notice to Contractor terminate this Agreement with regard to the city pairs involved or as to the entire Agreement, as applicable. If a notice of default is delivered and a notice of termination is not delivered within forty-five (45) days thereafter, United shall be deemed to have waived its right hereunder to terminate for the particular occurrence of breach for which Contractor received notice.

         F.       CONSEQUENCES OF TERMINATION

                  Any termination pursuant to one or more of the provisions of this Agreement will be without additional liability to the party initiating such termination and will not be construed so as to relieve any party hereto of any debts or obligations, monetary or otherwise, to the other party that will have accrued hereunder prior to the effective date of such termination. Either party will be entitled to any and all damages recoverable and remedies under law or in equity against the other for any material breach hereof. If either party breaches any term of this Agreement and the other party does not terminate this Agreement, the breaching party will pay to the non-breaching party all damages or other costs suffered by such party as a result of such breach.

         G.       UNITED'S LIQUIDATED DAMAGES

                  1. If Contractor wrongfully terminates this Agreement or if United terminates his Agreement (except under ARTICLE II.C.) pursuant to the terms of this Agreement, including for Contractor's breach, then Contractor will pay to United as liquidated damages, and not as a penalty, the DAILY UNITED DAMAGES (in the case of ARTICLE XV.G.1.A, below), and the DAILY UNITED LOST TRAFFIC REVENUE (in the case of ARTICLE XV.G.1.B, below), for each day remaining during the period commencing with the date of termination through the end of the term of this Agreement; provided, however, if United secures another carrier to replace Contractor:

                  a. in the city pairs served by Contractor under ARTICLE IV.A.1
(I) of this Agreement as a United Express Carrier at any of the affected stations, or determines that United could replace Contractor without increasing its damages in these city pairs, then the liquidated damages will be adjusted as follows:

                      (1) At such time as the average daily Total Net Sales
                  Receipts (as defined in ARTICLE III.H) received by United from the replacement carrier or its own operations with respect to the city pairs previously included in Contractor's United Express Services for thirty (30) consecutive days (the "REPLACEMENT CARRIER'S AVERAGE DAILY RECEIPTS") is at least 50% of Contractor's Average Daily Receipts, then from that day and thereafter, the Daily United Lost Receipts will be reduced by 50%;

                      (2) At such time as the Replacement Carrier's Average
                  Daily Receipts are at least 75% of Contractor's Average Daily Receipts, then from that day and thereafter the Daily United Lost Receipts Revenue will be reduced to equal 25% of the original Daily United Lost Receipts; and

                              (3) At such time as the Replacement Carrier's
                  Average Daily Receipts are at least 100% of Contractor's Average Daily Receipts, then from that day and thereafter the Daily United Lost Receipts will be reduced to Zero.

                           b. in the city pairs served by Contractor under
ARTICLE IV.A.1(II) of this Agreement as a United Express Carrier at any of the affected stations, or determines that United could replace Contractor without increasing its damages in these city pairs, then the liquidated damages will be adjusted as follows:

                              (1) At such time as the replacement carrier's
                  average daily connecting passengers to/from United at the applicable station(s) for thirty (30) consecutive days ("REPLACEMENT CARRIER'S AVERAGE DAILY CONNECTING TRAFFIC") is at least 50% of Contractor's Average Daily Connecting Traffic, then from that day and thereafter the Daily United Lost Traffic Revenue will be reduced by 50% for that particular station;

                              (2) At such time as the Replacement Carrier's
                  Average Daily Connecting Traffic is at least 75% of Contractor's Average Daily Connecting Traffic, then from that day and thereafter the Daily United Lost Traffic Revenue will be reduced to equal 25% of the original Daily United Lost Traffic Revenue: and


                              (3) At such time as the Replacement Carrier's
                  Average Daily Connecting Traffic is at least 100% of Contractor's Average Daily Connecting Traffic, then from that day and thereafter the Daily United Lost Traffic Revenue will be reduced to zero.

                           c. "CONTRACTOR'S AVERAGE DAILY RECEIPTS" means the
average amount of the daily Total Net Sales Receipts (as defined in ARTICLE III.H) from Contractor's United Express Services per day over the twelve (12) month period immediately preceding the date of termination or Contractor's breach, whichever occurs earlier. The "DAILY UNITED LOST RECEIPTS" shall equal Contractor's Average Daily Receipts. The amount of the "DAILY UNITED

DAMAGES" shall equal the sum of (1) the Daily United Lost Receipts (as adjusted), plus (2) the difference between the Replacement Carrier's Average Daily Fees minus Contractor's Average Daily Fees; provided that, if the sum of the amount in clause (1) above plus the amount in clause (2) above is less than zero, then the "Daily United Damages" shall be zero. "CONTRACTOR'S AVERAGE DAILY FEES" means the average amount of fees paid by United to Contractor pursuant to
ARTICLE III.H.2 under this Agreement per day over the twelve (12) month period immediately preceding the date of termination or Contractor's breach, whichever occurs earlier. "REPLACEMENT CARRIER'S AVERAGE DAILY FEES" means the total average of the daily fees paid to another carrier, if any, and expenses incurred by United to replace Contractor's United Express Services for the ARTICLE IV.A.1.(I) markets.

         "CONTRACTOR'S AVERAGE DAILY CONNECTING TRAFFIC" means the average number of Revenue Passengers connecting with a flight of United to or from Contractor's United Express Services in the ARTICLE IV.A.1.(II) markets per day over the twelve (12) month period immediately preceding the date of termination or Contributor's breach, whichever occurs earlier. The Daily United Lost Traffic Revenue shall equal Contractor's Average Daily Connecting Traffic times United's realized Contribution After Traffic Variable Costs for United's system. "CONTRIBUTION AFTER TRAFFIC VARIABLE COSTS" means the dollar figure derived by subtracting United's average variable costs per passenger from the average United fare for travel to, from, or over the cities set forth in ARTICLE II.A. of this Agreement minus applicable prorates.

                  2. If this Agreement is terminated in a manner such that United shall have the right to damages under this ARTICLE XV.G, United shall, in good faith and in a commercially reasonable manner, secure another carrier to replace Contractor and take such other reasonable actions so as to mitigate the damages owed to United hereunder.

                  3. The inclusion of this ARTICLE XV.G is not intended to modify, waive or restrict Contractor's rights to exercise any and all remedies available at law or in equity for United's breach of this Agreement.


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

                  4. The provisions of this ARTICLE XV.G shall not be applicable to a termination of this Agreement by United pursuant to ARTICLE XV.C as a result of Contractor's failure to meet Operating Performance Standards referenced in ARTICLE XV.C.1; provided, that the exclusion of the applicability of ARTICLE XV.G to ARTICLE XV.C.1 shall not be deemed to be a waiver of any right which United may have for remedies at law or in equity.

         H.       OPERATING PERFORMANCE STANDARDS

                  1. As used in this Agreement, the term "OPERATING PERFORMANCE STANDARDS" means those OPERATIONAL PERFORMANCE GOALS set forth in each of the PERFORMANCE LEVELS D set forth on APPENDIX G.

                  2. If at any time during the course of this Agreement United changes any of its operating performance standards for any reason, United may reset the corresponding Contractor Operating Performance Standards after consultation with Contractor.

XVI.     ASSIGNMENT, MERGER AND ACQUISITION

         A.       ASSIGNMENT

                  This Agreement may be terminated by either United or Contractor (the "FIRST PARTY") if there is an assignment of this Agreement or of any of the rights, duties or obligations of the other party (except an assignment of the right to money to be received hereunder) without the prior written consent of the first party. In the event that this Agreement is assigned, whether by operation of law, transfer of the control of Contractor in violation of ARTICLE XVI or any Related Agreement or otherwise, without such consent having been given in writing, the first party will have the right to terminate this Agreement immediately by telegraphic or written notice to the other party; provided, however, that a corporate reorganization, that does not result in a material change in the ultimate ownership of Contractor from the ownership that existed prior to such transaction, will not be considered an assignment as long as all of the entities so involved in the corporate reorganization transaction agree to be bound by this Agreement.

         B.       MERGER

                  In the event Contractor merges with or is controlled or acquired by another air carrier, or a corporation owning or controlling or affiliated with or owned or controlled by such an air carrier ("HOLDING COMPANY"), or a corporation owned, controlled or affiliated with any such holding company, United will have the option to terminate this Agreement without liability to Contractor. If any single entity or individual which presently owns less than ten percent (10%) of Contractor's or a holding company's outstanding voting stock, or owns no stock at all, acquires ten percent (10%) or more of such outstanding voting stock or if other unusual activity occurs concerning Contractor's outstanding voting stock, Contractor will advise United within ten (10) days of the date on which such entity or person reaches or exceeds this ten percent (10%) threshold.

         C.       ACQUISITION

                  1. For purposes of this ARTICLE XVI.C, "QUALIFYING TRANSACTIONS" means any (a) merger of Contractor with another company, (b) sale, transfer or lease by Contractor of its assets, rights or powers (other than in the ordinary course of business), or (c) issuance or sale of stock in Contractor representing 5% or more of Contractor's outstanding stock; provided, however, that (i) a corporate reorganization, that does not result in a material change in the ultimate ownership of Contractor from the ownership that existed prior to such transaction, will not be considered a "QUALIFYING TRANSACTION" as long as all of the entities so involved in the corporate reorganization transaction agree to be bound by this Agreement and (ii) the sale of Contractor's common stock in connection with an initial public offering or subsequent public offering of up to 30%, in the aggregate of Contractor's outstanding common stock shall not be deemed to be a Qualifying Transaction.

                  2. Contractor agrees that if it desires or decides to enter into a Qualifying Transaction, then, prior to taking any such action or entering into discussions with a third party on such subject matter, Contractor will (a) give United written notice of its intention (the "NOTICE"), (b) negotiate in good faith with United to determine terms and conditions on which Contractor and United could complete such Qualifying Transaction and (c) grant United or any

United affiliated entity the right of first refusal regarding such proposed Qualifying Transaction. If United and Contractor are unable to agree on terms and conditions for the proposed Qualifying Transaction, then within thirty (30) days after United's receipt of the Notice, Contractor will give United at least fifteen (15) days' prior written notice of its intention to terminate negotiations with United and enter into negotiations with third parties; provided, however, that any resulting agreement with any such third party may not be on terms more favorable to the third party than those offered by United or the United affiliated entity, as the case may be, and will be subject to
ARTICLE XVI.C.3.

                  3. Contractor agrees that promptly after receipt of any offer by any third party to enter into an agreement for the consummation of a Qualifying Transaction and prior to Contractor's acceptance thereof, Contractor will notify United of such event. United or any United affiliated entity will have a right of first refusal with respect to any such Qualifying Transaction. If prior to the termination of this Agreement, any third party enters into an agreement providing for the consummation of a Qualifying Transaction, Contractor will give United written notice of such third-party agreement, including as part of such notice a copy of the third-party agreement. Any such third-party agreement will provide that it will not be effective until a date forty-five
(45) days subsequent to the receipt by United of written notice thereof and that it will be null and void and of no effect whatsoever if, during such forty-five
(45)day period, United or any United affiliated entity elects to enter into a Qualifying Transaction upon substantially the same or equivalent terms as are contained in such third-party agreement; provided that if United is unable to match such third-party agreement due to United's inability to provide the specific types of consideration (e.g., stock, rights or assets) to be delivered by such third party thereunder, Contractor agrees to negotiate in good faith in order to determine, within such 45-day period, an amount and type of consideration with an equivalent economic value to Contractor or its affiliates which could be paid or delivered to Contractor or its affiliates in lieu of such specific consideration. Contractor agrees that any and all information provided to any third party in connection with a proposed Qualifying Transaction will be provided to United concurrent with the transfer of such information to such third party.

                4. ARTICLES XVI.C.2 AND XVI.C.3 will not apply to any proposed sale or disposition by Contractor of its aircraft or assets that: (a) have become worn out or obsolete or are no longer used and useful in Contractor's day to day business; provided, however, that such sale or disposition does not impair or negatively affect Contractor's ability to complete scheduled service on a day to day basis under this Agreement; or (b) are being replaced with other assets of a similar type which are at least of equal quality and utility to Contractor in carrying on its day to day business and meeting its obligation under this Agreement.

XVII.           CHANGE OF LAW

         Notwithstanding anything herein to the contrary, in the event there is any change in the statutes governing the economic regulation of air transportation, or in the applicable rules, regulations or orders or interpretation of any such rule, regulation or order of the DOT or other department of the government having jurisdiction over air transportation, which change or changes materially affect the rights or obligations of either party hereto under the terms of this Agreement, then the parties hereto will consult, no later than thirty (30) days after any of the occurrences described herein, in order to determine what, if any, changes to this Agreement are necessary or appropriate, including but not limited to the early termination of this Agreement. If the parties hereto are unable to agree whether any change or changes to this Agreement are necessary and proper, or as to the terms of such changes, or whether this Agreement should be terminated in light of the occurrences described above, and such failure to reach agreement will continue for a period of thirty (30) days following the commencement of the consultations provided for by this ARTICLE XVII, then this Agreement may be terminated by either party immediately upon providing the other party thirty (30) days' prior written notice of such termination. Any such termination will be without additional obligation or liability to both parties except that such termination will not relieve either party of any debt or obligation, monetary or otherwise, accruing hereunder prior to the effective date of termination.

XVIII.     TAXES, PERMITS AND LICENSES

         A.       TRANSACTION TAXES

                  Contractor agrees to pay on demand and to indemnify and hold United harmless from any and all penalties or interest arising out of any real and personal property, sales and use, occupational, gross receipts, value added, income, franchise and any other taxes, customs, duties, excise taxes, fees, charges, or assessments, of any nature whatsoever imposed by any federal, state, local or foreign government or taxing authority upon Contractor or United with respect to the performance of this Agreement, or to Contractor's operations, or the equipment contained therein or services provided thereby, or the revenues derived therefrom (except for penalties or interests arising out of any tax upon or measured by United's net income). If a claim is made against United for any penalties or interest referred to above, United will promptly notify Contractor and request payment of such claim. If reasonably and in good faith requested by Contractor in writing, United will upon receipt of indemnity and evidence that Contractor has made adequate provision for the payment of such penalties or interest, satisfactory to United, contest the validity, applicability or amount of such penalties or interest, taxes and other charges at Contractor's expense. Contractor shall pay United upon demand for all expenses incurred (including, without limitation, all costs, expenses, losses, legal and accountants' fees, penalties and interest) in making payment, in protesting or seeking refund of such penalties or interest.

         B.       PAYROLL TAXES

                  Contractor acknowledges that it is responsible for and will pay to the appropriate authority, and will indemnify and hold United harmless from, any and all federal or state payroll taxes, FICA, unemployment tax, state unemployment compensation contribution, disability benefit payments, insurance costs, and any other assessments or charges which relate directly or indirectly to the employment by Contractor or Contractor's employees. United acknowledges that it is responsible for and will pay to the appropriate authority, and will indemnify and hold Contractor harmless from, any and all federal or state payroll taxes, FICA, unemployment tax, state unemployment compensation contribution, disability benefit payments, insurance costs, and any other assessments or charges which relate directly or indirectly to the employment by United or United's employees.

         C.       PERMITS AND LICENSES

                  Contractor will comply with all federal, state, and local laws, rules and regulations, will timely obtain and maintain any and all permits, certificates, or licenses necessary for the full and proper conduct of its operations, and will pay all fees assessed for airport use including but not limited to landing fees, user airport fees, and prorated airport facility fees. Contractor further agrees to comply with all mandatory resolutions issued by the Air Transport Association of America ("ATA") and all nonbinding recommended resolutions of the ATA which are adopted by United.

XIX.              REVIEW

         During the term of this Agreement United may, at any time at its discretion, require a joint review of Contractor's aircraft and facilities to determine whether Contractor's United Express Services are meeting the requirements of this Agreement. This review is not intended nor shall it be construed to relieve Contractor of its responsibility to provide a quality and airworthy aircraft which satisfies all FAA regulations. In addition, within thirty (30) days after each calendar quarter United and Contractor will meet to review Contractor's United Express Services during the preceding calendar quarter.

XX.      JURISDICTION

         With respect to any lawsuit, action, proceeding or claim relating to this Agreement or any other one or more agreements between United and Contractor (hereinafter, any such lawsuit, action, proceeding, or claim is collectively referred to as a "LAWSUIT"), each of the parties hereto irrevocably (i) submits to the exclusive jurisdiction of the courts of the State of Illinois and the United States District Court located in the City of Chicago, Illinois, and (ii) waives any objection which it may have at any time to the laying of venue of any Lawsuit brought in any court, waives any claim that any Lawsuit has been brought in any inconvenient forum, and further waives the right to object, with respect to any Lawsuit, that such court does not have jurisdiction over such party. Nothing in this Agreement precludes any party hereto from bringing Lawsuits in any other jurisdiction in order to enforce any judgment obtained in any Lawsuit referred to in the preceding sentence, nor will the bringing of such enforcement Lawsuit in any one or more jurisdictions preclude the bringing of any enforcement Lawsuit in any other jurisdiction.

XXI.     NOTICES

         Any and all notices, approvals or demands required to be given in writing by the parties hereto will be sufficient if sent by certified mail, postage prepaid, overnight delivery by a nationally recognized delivery company or hand delivery, to United, addressed to:

                           United Air Lines, Inc.
                           1200 E. Algonquin Road
                           Elk Grove Township, Illinois 60007
                           Attn:  Senior Vice President-Planning

and to Contractor, addressed to:

                           SkyWest Airlines, Inc.
                           444 S. River Rd.
                           St. George, Utah 84790
                           Attn:  President and CEO

or to such other addresses in the continental United States as the parties may specify in writing. Notices may be sent by facsimile to the above addresses and will be deemed delivered two (2) hours after the time of their transmission if confirmed in writing on the day of transmission by certified mail, postage prepaid or overnight delivery.

XXII.       APPROVALS AND WAIVERS

         A. Whenever this Agreement requires the prior approval or consent of United, Contractor will make a timely request to United therefor and the consent will be obtained in writing. United will also consider, in its sole discretion, other reasonable requests individually submitted in writing by Contractor for United's consent to a waiver of any obligation imposed by this Agreement.

         B. United assumes no liability or obligations to Contractor by providing any waiver, approval, consent or suggestion to Contractor in connection with this Agreement, or by reason of any neglect, delay or denial of any request therefor.

         C. No failure by either party to execute any power reserved to it by this Agreement, or to insist upon strict compliance by the other party with any obligation or condition hereunder, and no custom or practice of the parties at variance with the terms hereof will constitute a waiver of such party's right to demand exact compliance with any of the terms herein. Waiver by such party of any particular default by the other party will not affect or impair such party's rights with respect to any subsequent default of the same, similar or different nature, nor will any delay, forbearance or omission of such party to exercise any power or right arising out of any breach or default by the other party of any of the terms or provisions hereof will affect or impair such party's right to exercise the same or constitute a waiver by such party of any right hereunder or the right to declare any subsequent breach or default and to terminate this Agreement prior to the expiration of its term. Subsequent acceptance by such party of any payments due to it hereunder will not be deemed to be a waiver by such party of any preceding breach by the other party of any terms, covenants or conditions of this Agreement.

XXIII.            GOVERNING LAW

         This Agreement and any dispute arising thereunder, including any action in tort, will be governed by and construed and enforced in accordance with the internal laws of the State of Illinois.

XXIV.             CUMULATIVE REMEDIES

         Unless and to the extent as may be otherwise expressly stated in the Agreement, no right or remedy conferred upon or reserved to Contractor or United by this Agreement is intended to be, nor shall be deemed, exclusive of any other right or remedy herein or by law or equity provided or permitted, but each will be cumulative of every other right or remedy.

XXV.              FORCE MAJEURE

         Except for any payments due hereunder, neither party shall be liable for delays or failure in performance hereunder caused by acts of God, acts of terrorism or hostilities, war, strike, labor dispute, work stoppage, fire, act of government, court order, or any other cause, whether similar or dissimilar, beyond the control of that party.



XXVI.             SEVERABILITY AND CONSTRUCTION

         A. Each term or provision of this Agreement will be considered severable; and if, for any reason, any such term or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such will not impair the operation of, or have any other effect upon, other terms or provisions of this Agreement as may remain otherwise enforceable, and the latter will continue to be given full force and effect and bind the parties hereto; and said invalid terms or provisions will be deemed not to be a part of this Agreement.

         B. The captions appearing in this Agreement have been inserted for convenience only and will not control, define, limit, enlarge or affect the meaning of this Agreement or any of its provisions.

XXVII.      ACKNOWLEDGMENT

         A. Each party expressly disclaims the making of, and acknowledges that it has not received, any warranty or guarantee, express or implied, as to the potential volume, profits or success of the business venture contemplated by this Agreement.

         B. Each party acknowledges that it has received, read and understood this Agreement, and any Supplements, Exhibits and Appendices hereto.

XXVIII.     CONFIDENTIALITY

         A. Except as required by law or in any proceeding to enforce the provisions of this Agreement, United and Contractor hereby agree not to publicize or disclose to any third party the terms or conditions of this Agreement or any of the Related Agreements without the prior written consent of the other parties thereto.

         B. Except as required by law or in any proceeding to enforce the provisions of this Agreement, United and Contractor hereby agree not to disclose to any third party any confidential information or data, both oral and written, received from the other and designated as such by the other without the prior written consent of the party providing such confidential information or data.

         C. If either party is served with a subpoena or other process requiring the production or disclosure of any of the agreements, information or data described in ARTICLES XXVIII.A or XXVIII.B, then the party receiving such subpoena or other process, before complying with such subpoena or other process, shall immediately notify the other party of same and permit said other party a reasonable period of time to intervene and contest disclosure or production.

         D. Upon termination of this Agreement, each party must return to the other any confidential information or data received from the other and designated as such by the party providing such confidential information or data which is still in the recipient's possession or control.

XXIX.       RELATED AGREEMENTS
         A. Contemporaneously with the execution of this Agreement, United and Contractor will enter into the following additional Agreements:

                           1.       United Mileage Plus United Express
Participation Agreement (UNITED CONTRACT NO. 137334).

                           2.       Reciprocal Interline Agreement/Space
Available Employee and Eligible Travel Agreement (UNITED CONTRACT NO. 137335).

                           3.       Emergency Response Services Agreement
(UNITED CONTRACT NO. 137336).

                           4.       Joint Meeting and Domestic Group Travel
Program Authorization Agreement (UNITED CONTRACT NO. 137337).

                           5.       United Pass Plus United Express
Participation Agreement (UNITED CONTRACT NO. 137338).


         B. The agreements enumerated in this ARTICLE XXIX are herein referred to as the "RELATED Agreements."

         C. If Contractor fails to execute any of the Related Agreements as specified in this ARTICLE XXIX, then this Agreement and all Related Agreements will terminate immediately upon written notice by United to Contractor.

XXX.              ENTIRE AGREEMENT

                  This Agreement, together with the Related Agreements, including any Appendices, Attachments and Exhibits attached hereto and thereto, contains the complete, final and exclusive agreement between the parties hereto with respect to the subject matter hereof, and supersedes all previous agreements and understandings, oral and written, with respect to such specific matter (except that where not inconsistent herewith, the Agreement in Principle, as amended (UNITED CONTRACT NO. 131316), is not superseded), and said Agreement will not be modified, amended or terminated by mutual agreement or in any manner except by an instrument in writing, executed by the parties hereto.

XXXI.             REFERENCES TO TIME PERIODS

                  All references to the term "YEAR" in this Agreement shall mean contract year unless specifically stated otherwise. All references to the term "MONTH" in this Agreement shall mean a full calendar month; provided that if the Effective Date shall be other than the first day of a calendar month, then the first "month" of this Agreement shall commence on the Effective Date and end on the last day of the month in which the Effective Date occurs. All references to the term "QUARTER" in this Agreement shall mean a contract quarter. Contract quarters shall be October 1 through December 31, January 1 through March 31, April 1 through June 30, and July 1 through September 30; provided that the first "quarter" of this Agreement shall commence on the Effective Date and terminate on December 31, 1997. IN WITNESS WHEREOF, the parties hereto have by their duly authorized officers caused this Agreement to be entered into and signed as of the day and year first above written.


SKYWEST AIRLINES, INC.              UNITED AIR LINES, INC.

By:      /s/ Jerry C. Atkin         By:      /s/ Rono J. Dutta
         ---------------------               ---------------------
Name:        Jerry C. Atkin         Name:        Rono J. Dutta
         ---------------------               ---------------------
Title:    President and CEO         Title:       Sr. V.P. Planning
         ---------------------               ---------------------



                                    UNITED AIR LINES, INC.

                                    By:      /s/ Thomas M. Hanley
                                             ----------------------------
                                    Name:        Thomas M. Hanley
                                             ----------------------------
                                    Title:   Director, Interline Programs
                                             ----------------------------

                                   APPENDIX A

                                 UNITED'S MARKS


UNITED EXPRESS

Stylized UNITED EXPRESS lettering

UNITED EXPRESS colors

Stylized letters UA

Uniform Design

Aircraft exterior and interior color decor

Other United Marks approved by United for use by Contractor

                                   APPENDIX B

                                AIRPORT SERVICES


                  Customer Service/                  Customer Service/          Ground Handling           Receipt/
Airport            Ticket Counter *                       Gates                  Ramp Duties **          Dispatch
-------           -----------------                  ----------------           ---------------          ---------
BUR                        United                    United                     United                    United

LAS                        United                    United                     United                    United

LAX                        United                    Contractor                 Contractor                Contr.

MRY                        United                    United                     United                    United

PSP                        United                    United                     Contractor                Contr.

SBA                        United                    United                     Contractor                Contr.

SJC                        United                    United                     United                    United


*     Also including Small Package service.
**    Any unique ground equipment which is needed to service Contractor's aircraft will be provided by Contractor.

                                   APPENDIX C


                           CONTRACTOR SUPPORT SERVICES

At all locations not set forth on APPENDIX B where Contractor operates scheduled air transportation as a United Express Carrier (i.e., Contractor Locations), Contractor will provide the following minimum services:

         (a) Contractor's employees shall be fully qualified personnel to handle Contractor's operations.

         (b) Posting of signage and decor appointment as specified by United.

         (c) Adequate check-in areas including passenger waiting room facilities.

         (d) Security facilities, personnel and passenger screening procedures as are required by applicable orders, rules and regulations of the FAA and those standards specified by United.

         (e) Capability of operating Automation Equipment (Apollo Services) for the purpose of providing passenger processing and operations in the configuration and under the procedures specified by United.

         (f) Baggage handling, delivery and tracing in accordance with procedures issued by United.

                                   APPENDIX D

                              CONTRACT CITY PAIRS


City Pair                                            Frequency *
---------                                            ---------
                                    Winter                             Summer
                                    October 1 thru                     June 1 thru
                                    May 31                             September 30
                                    --------------                     ------------
LAX - MRY                                   +                               +

LAX - ONT                                   +                               +

LAX - PSP                                   +                               +

LAX - SAN                                   +                               +

LAX - SJC                                   +                               +

LAX - SBP                                   +                               +

LAX - SBA                                   +                               +

LAX - SMX                                   +                               +

LAX - YUM                                   +                               +

LAX - IPL                                   +                               +

IPL - YUM                                   +                               +

* The daily flight frequency reflects the number of roundtrip(s) in a 30 seat EMB120 aircraft.** The flight frequency will be adjusted to reflect normal reduced weekend and holiday schedules.

**  Contractor's regional jet aircraft are not included in these operations.

                                   APPENDIX E


                            POINT TO POINT CITY PAIRS

City Pair                                   Frequency                                   Aircraft *
---------                                   ---------                                   --------
FAT - ONT                                       +                                       EMB120

LAS - FAT                                       +                                       EMB120

LAS - PSP                                       +                                       EMB120

LAX - SGU                                       +                                       EMB120

SAN - BUR                                       +                                       EMB120

SAN - SBA                                       +                                       EMB120

SBA - SJC                                       +                                       EMB120







*    Contractor's regional jet aircraft are not included in these operations.

                                   APPENDIX F


                                  CONTRACT FEES


City Pair                           Cost Per Departure *               Cost Per Revenue Passenger **
---------                           ------------------                 --------------------------
LAX - MRY                                    +                                      +

LAX - ONT                                    +                                      +

LAX - PSP                                    +                                      +

LAX - SAN                                    +                                      +

LAX - SJC                                    +                                      +

LAX - SBP                                    +                                      +

LAX - SBA                                    +                                      +

LAX - SMX                                    +                                      +

LAX - YUM                                    +                                      +

LAX - IPL                                    +                                      +

IPL - YUM                                    +                                      +




* The cost per departure will be paid for each completed flight operation. Flights operated in excess of the frequency outlined in Appendix D, must be approved by United.

**  Effective JANUARY 1, 1998, the Cost Per Revenue Passenger (except
     IPL-YUM) shall be +

                                   APPENDIX G


                      CONTRACT CITY PAIRS INCENTIVE PROGRAM


1. INCENTIVE PROGRAM. To compensate Contractor further for its investment and to ensure that Contractor has a meaningful incentive to provide a high quality operation, United will pay Contractor QUARTERLY INCENTIVE PAYMENTS according to the QUARTERLY INCENTIVE FORMULA below using the + and + corresponding to the ACTUAL PERFORMANCE LEVELS attained during the quarter for each of the three (3) PERFORMANCE CATEGORIES set forth in the attached PERFORMANCE INCENTIVE SCHEDULE. Any resulting Quarterly Incentive Payments based upon the LAX City Pair + and + are separate from and based upon a separate set of + and + than those set forth below for the SFO City Pairs.

2.       QUARTERLY INCENTIVE FORMULA.


                  QUARTERLY INCENTIVE PAYMENT = A + B.
                           where,      A =      +

                           where,      B =      +

                  QUARTERLY CONTRACT CITY PAIR COST = C + D.

                           where,      C =      +

                           where,      D =      +


3.       PERFORMANCE INCENTIVE SCHEDULE.

         A. METHOD. For each calendar quarter and for Contractor's entire United Express operations hereunder, determine Contractor's Performance Level (A, B, C or D) within each of the Performance Categories (+, +, and +) in the Performance Incentive Schedule below. Then, separately for the LAX and the SFO systems of City Pairs, identify in the + and + schedule the figures corresponding to the Performance Levels attained for each of the Performance Categories. Then, for the LAX system on the one hand and the SFO system on the other, add the three percentage figures together yielding the + and add the three dollar amounts together yielding the +. Apply the resulting factors and rates in the Quarterly Incentive Formula to compute the Quarterly Incentive Payment.

Note: "Departures" and "revenue passengers" are measured by the lift records processed by United's Revenue Accounting Department.

         B.       SCHEDULE.


PERFORMANCE CATEGORIES
------------------------------------------------------------------------------------
               +
------------------------------------------------------------------------------------


             Jan-Mar           Apr-Jun            Jul-Sep          Oct-Dec
             -------           -------            -------          -------
------------------------------------------------------------------------------------
Level A*      +                  +                   +                +
------------------------------------------------------------------------------------
Level B       +                  +                   +                +
------------------------------------------------------------------------------------
Level C       +                  +                   +                +
------------------------------------------------------------------------------------
Level D       +                  +                   +                +
------------------------------------------------------------------------------------

 + (OT :05)**
--------------------------------------
             Jan-Mar           Apr-Jun            Jul-Sep          Oct-Dec
             -------           -------            -------          -------
------------------------------------------------------------------------------------
Level A       +                  +                   +                +
------------------------------------------------------------------------------------
Level B       +                  +                   +                +
------------------------------------------------------------------------------------
Level C       +                  +                   +                +
------------------------------------------------------------------------------------
Level D       +                  +                   +                +
------------------------------------------------------------------------------------

   +
                  Jan-May
                and Sep-Nov       Jun-Aug, Dec
                -----------       ------------
------------------------------------------------------------------------------------
Level A          +                     +
------------------------------------------------------------------------------------
Level B          +                     +
------------------------------------------------------------------------------------
Level C          +                     +
------------------------------------------------------------------------------------
Level D          +                     +
------------------------------------------------------------------------------------

*

    +
LAX CITY PAIR SYSTEM
--------------------
------------------------------------------------------------------------------------
Level A         +                 +                 +
------------------------------------------------------------------------------------
Level B         +                 +                 +
------------------------------------------------------------------------------------
Level C         +                 +                 +
------------------------------------------------------------------------------------
Level D         +                 +                 +
------------------------------------------------------------------------------------

SFO CITY PAIR SYSTEM
------------------------------------------------------------------------------------
Level A       +                   +                 +
------------------------------------------------------------------------------------
Level B       +                   +                 +
------------------------------------------------------------------------------------
Level C       +                   +                 +
------------------------------------------------------------------------------------
Level D       +                   +                 +
------------------------------------------------------------------------------------

                                   APPENDIX H


                                  PROGRAM FEES



Program Fees payable by Contractor pursuant to ARTICLE VIII.B.1 for Contractor's United Express flights operated in the city pair markets set forth on APPENDIX E are as follows:


                        Travel Date                           Program Fee
                        -----------                           -----------
                  10/01/1997 - 12/31/1998                           +

                  01/01/1999 - 12/31/1999                           +

                  01/01/2000 - 12/31/2000                           +

                  01/01/2001 - 12/31/2001                           +

                  01/01/2002 - 09/30/2002                           +

                                   APPENDIX I


                               LIABILITY INSURANCE

                                                  Date of Issue:_______________


THIS IS TO CERTIFY TO: UNITED AIR LINES, INC.

that Insurers are providing 100% of the following Liability Insurances:


NAME INSURED:                                       __________________________________

                                                    Hereinafter referred to as "Contractor")

PERIOD OF INSURANCE:                                ______ to _____

INSURERS:                                           _____________________

                                                    _____________________

POLICY NUMBER:                                      _____________________

GEOGRAPHICAL
LIMITS:                                             Worldwide

AIRCRAFT INSURED:                                   TYPE      SERIAL NO.      REG.  NO.
                                                    ----      ------          ---------

DESCRIPTION OF
COVERAGE:                                   Comprehensive Airline Liability Insurance, including Aircraft
                                            Liability (all risks), Passenger Liability, Cargo Liability and
                                            Comprehensive General Liability, including Hangarkeepers, Excess
                                            Automobile, Dram Shop Liability, Personal Injury, and Products
                                            Liability coverage.

LIMIT OF
LIABILITY:                                  Combined Single Limit + any one occurrence (except, in the aggregate, with respect to Products Liability, and Personal Injury for non-passengers limited to + each offense and in the annual aggregate); Bodily Injury Liability, Passenger Liability,
                                            Property Damage Liability (including Baggage, which is subject to policy deductible) and Cargo Liability (Cargo Liability limited to +
                                            per occurrence and subject to policy deductibles).  As
                                            respects Aircraft Liability, the limit applies separately to each occurrence.


SPECIAL PROVISIONS:

The insurers agree that coverage under this policy, by formal endorsement or otherwise, is extended to insure all relevant terms and conditions of the United Express Agreement, subject to the policy terms, conditions, limitations and exclusions, between Contractor and United concerning Contractor's Aircraft, including any provisions carried forward into such Agreement from any prior Agreements as respects said Aircraft (hereinafter referred to as "Agreement"), including, inter alia:

1. The Insurers accept and insure the Indemnity and Hold Harmless provisions of the Agreement, subject to the policy terms, conditions, limitations and exclusions.

2. United, its affiliates, and their respective directors, officers, employees, agents and indemnitees are named as additional parties insured ("Insureds") to the extent of the liability assumed by Contractor under the Agreement, subject to the policy terms, conditions, limitations and exclusions.

3. The Insurers agree that United shall not be liable for, nor have any obligation to pay any premium due hereunder, and Insurers further agree that they shall not offset or counter-claim any unpaid premium against the interest of United.

4. The Insurers agree that all provisions of this insurance, except for the limits of liability, shall operate in the same manner as if there were a separate policy issued to each Insured.

5. The Insurers agree that this insurance shall be primary insurance without any right of contribution from any other insurance which is carried by United.

6. The Insurers agree to waive their rights of subrogation against United, its officers, directors, employees and indemnitees, to the extent the Contractor has waived and released its rights under the Agreement.

7. The Insurers agree that as respects the interest of United, its directors, officers, employees and indemnitees, this insurance shall not be invalidated by any action or inaction of the Contractor, its officers, directors or employees, and shall insure United, its directors, officers, employees and indemnitees regardless of any breach or violation of any warranties, declarations, conditions or exclusions contained in the policy by the Contractor, its officers, directors or employees.

8. In the event of cancellation for any reason whatever or if any change of a restrictive nature is made affecting the insurance certified hereunder, or if this insurance is allowed to lapse due to non-payment of premium, such cancellation, change or lapse shall not be effective as to United, its directors, officers, employees and indemnitees for at least thirty (30) days (ten (10) days in the case of non-payment of premiums) after written notice by registered mail of such cancellation, change or lapse shall have been received by United.

9. With respect to claims or causes of action in favor of United or its directors, officers, agents or employees, they shall not be considered as additional insured thereunder.

                                   APPENDIX J


              PARTICIPATION IN UNITED'S TRAVEL CERTIFICATE PROGRAM

United will allow Contractor and Contractor agrees to accept United/United Express Amenities, Promotional Discount(s) and/or Free Travel Certificates on Contractor's flight segment(s), whether or not in conjunction with a United flight segment, in accordance with the following terms and conditions:

1.       Settlement of Promotion Certificates. Contractor agrees to:

         A. Deduct fifteen percent (15%) of certificate face value from confidential, agreed prorate, when travel is in conjunction with United flight segment(s).

         B. Absorb entire certificate face value when travel is wholly on Contractor's flight operation.

2. Settlement of Amenities. For United Travel Certificates (in all dollar denominations), Contractor agrees to:

         A. Deduct fifteen percent (15%) of certificate face value from confidential, agreed prorate, when travel is in conjunction with United flight segment(s).

         B. Absorb entire certificate face value when travel is wholly on Contractor's flight operation.

3.       Certificate Supplies.

         A. Promotional certificates are issued in exchange for participation in a promotion program. Program categories include: retail, public service/charities, financial and miscellaneous.

         B. United amenities certificates are issued from time to time by United and United Express Carriers.

4. Terms and conditions regarding use appear on each certificate and must be strictly adhered to in order for certificate to be valid.

                                   APPENDIX K

        SAFETY STANDARDS FOR UNITED AIRLINES AND UNITED EXPRESS CARRIERS

We have developed common safety standards to evaluate and effectively manage safety. We will commit to:

- Mutual support of one another in implementing these standards by sharing safety data, information and expertise.

-  Quality maintenance and operations training programs.

- A carrier internal evaluation program to monitor key safety issues, including maintenance practices, required inspection items, technical document control, dangerous goods handling, training records and qualifications for all personnel.

-  Quality programs to manage outsourcing of services.

-  A formalized maintenance quality assurance program.

-  Implementation of a program to rectify FAA inspection findings.

-  Presence of a voluntary disclosure program.

- Formal process to routinely bring safety and compliance issues to the attention of carrier's senior management.

-  Anonymous safety hazard reporting system.

-  A CEO policy statement supporting open safety reporting by employees.

- Director of Safety, reporting to the highest levels of management, overseeing the carrier's safety programs.

- Process for managing required corrective actions from FAA and internal audit program as well as employee disclosure.

-  Ongoing flight safety education/feedback program.

-  Ground safety program in airport operating areas.

- Incident investigation process that includes accountability, recommendations and actions taken.

-  Establishment and maintenance of emergency response procedures and manual.

-  Participation in UAL/industry safety information exchange forums.